As filed with the Securities and Exchange Commission on July 2, 2012

Registration No. 333-180513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	4813	48-0457967
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway

Overland Park, Kansas 66251

(800) 829-0965

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles R. Wunsch, Esq.

General Counsel and Corporate Secretary

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

(913) 794-1496

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Eric Maki, Esq.

Jones Day

222 East 41st Street

New York, New York 10017-6702

(212) 326-3939

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JULY 2, 2012

SPRINT NEXTEL CORPORATION

Offer to Exchange up to $1,000,000,000 Aggregate Principal Amount of Newly Issued 11.500% Notes due 2021	Offer to Exchange up to $1,000,000,000 Aggregate Principal Amount of Newly Issued 9.125% Notes due 2017

For	For

a Like Principal Amount of Outstanding Restricted 11.500% Notes due 2021 Issued on November 9, 2011	a Like Principal Amount of Outstanding Restricted 9.125% Notes due 2017 Issued on March 1, 2012

On November 9, 2011 and March 1, 2012, we issued $1,000,000,000 aggregate principal amount of restricted 11.500% Notes due 2021 and $1,000,000,000 aggregate principal amount of restricted 9.125% Notes due 2017, respectively, in private placements. We refer to these notes collectively as the “Original Notes.”

We are offering to exchange up to $1,000,000,000 aggregate principal amount of new 11.500% Notes due 2021 and up to $1,000,000,000 aggregate principal amount of new 9.125% Notes due 2017, which we refer to collectively as the “Exchange Notes,” for our outstanding restricted 11.500% Notes due 2021 and restricted 9.125% Notes due 2017, respectively. We refer to this offer to exchange as the “Exchange Offer.” The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, or the “Securities Act,” and the transfer restrictions and registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. Each series of Exchange Notes will be part of the same series of corresponding Original Notes and issued under the same base indenture and applicable supplemental indenture. The Exchange Notes will be exchanged for Original Notes of the corresponding series in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offer.

You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offer.

The Exchange Offer expires at 9:00 a.m. New York City time on                     , 2012, unless extended, which we refer to as the “Expiration Date.”

We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

You should consider carefully the risk factors beginning on page 9 of this prospectus before deciding whether to participate in the Exchange Offer.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

This prospectus may only be used where it is legal to make the Exchange Offer and by a broker-dealer for resales of Exchange Notes acquired in the Exchange Offer where it is legal to do so.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Sprint Nextel Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Investor Relations, telephone: (800) 259-3755. In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than                     , 2012, which is five full business days before you must make a decision regarding the Exchange Offer.

In making a decision regarding the Exchange Offer, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date of the front cover of this prospectus or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise indicated, including as set forth under the heading “Description of the Notes,” the terms “Company,” “issuer,” “Sprint,” “us,” “we” and “our” refer to Sprint Nextel Corporation and its consolidated subsidiaries.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have

i

agreed that, for a period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Some of the trademarks we own or have the right to use include the Sprint name. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©,® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act.” They can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to retain and attract subscribers;

•	the ability of our competitors to offer products and services at lower prices due to lower cost structures;

•

the effects of vigorous competition on a highly penetrated market, including the impact of competition on the price we are able to charge subscribers for services and equipment we provide and our ability to retain existing subscribers and attract new subscribers; the impact of equipment net subsidy costs; the impact of increased purchase commitments; the overall demand for our service offerings, including the impact of decisions of new or existing subscribers between our postpaid and prepaid services offerings and between our two network platforms; and the impact of new, emerging and competing technologies on our business;

•

the ability to generate sufficient cash flow to fully implement our network modernization plan, Network Vision, to improve and enhance our networks and service offerings, improve our operating margins, implement our business strategies and provide competitive new technologies;

•	the effective implementation of Network Vision, including timing, execution, technologies, and costs;

•	our ability to retain Nextel platform subscribers on the Sprint platform and mitigate related increases in churn;

•	our ability to access additional spectrum, including through spectrum hosting arrangements;

•	changes in available technology and the effects of such changes, including product substitutions and deployment costs;

•	our ability to obtain additional financing on terms acceptable to us, or at all;

•	volatility in the trading price of our common stock, current economic conditions and our ability to access capital;

•

the impact of unrelated parties not meeting our business requirements, including a significant adverse change in the ability or willingness of such parties to provide devices or infrastructure equipment for our networks;

•	the costs and business risks associated with providing new services and entering new geographic markets;

•

the financial performance of Clearwire Corporation and its subsidiary Clearwire Communications LLC, which we refer to together as “Clearwire,” and its ability to fund, build, operate, and maintain its fourth generation network, including a Long Term Evolution (LTE) network;

•	our ability to access Clearwire’s spectrum capacity;

•	the compatibility of Sprint’s LTE network with Clearwire’s LTE network;

•	the effects of mergers and consolidations and new entrants in the communications industry and unexpected announcements or developments from others in the communications industry;

•	unexpected results of litigation filed against us or our suppliers or vendors;

•	the impact of adverse network performance;

•

the costs or potential customer impacts of compliance with regulatory mandates including, but not limited to, compliance with the Federal Communications Commission’s report and order to reconfigure the 800 MHz band;

•	equipment failure, natural disasters, terrorist acts or other breaches of network or information technology security;

•

one or more of the markets in which we compete being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes, or other external factors over which we have no control; and

•	other risks referenced from time to time in our filings with the SEC.

We specifically disclaim any obligation to update any factors or publicly announce the results of revisions to any of the forward-looking statements included in this prospectus, including the information incorporated by reference, to reflect future events or developments.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov.

Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our SEC filings are also available on our website at www.sprint.com, although the information on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. If any contract, agreement or other document referenced herein has been filed or incorporated by reference as an exhibit to a document incorporated by reference herein, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to any of our SEC filings because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have incorporated by reference information into this prospectus. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Sprint Nextel Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Investor Relations, telephone: (800) 259-3755.

This prospectus incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on February 27, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 3, 2012; and

•	Current Reports on Form 8-K filed on February 13, 2012, February 27, 2012, February 28, 2012, March 1, 2012, May 4, 2012 and May 18, 2012 and Current Reports on Form 8-K/A filed on February 28, 2012.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the Exchange Offer has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

v

SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding our Company, the Exchange Notes (as defined below) and the consolidated financial statements and the related notes incorporated by reference into this prospectus. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” in this prospectus before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

Sprint Nextel Corporation, including its subsidiaries, is a communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses, government subscribers, and resellers.

We are the third largest wireless communications company in the United States based on wireless revenue, one of the largest providers of wireline long distance services and one of the largest carriers of Internet traffic in the nation. Our services are provided through our ownership of extensive wireless networks, an all-digital global long distance network and a Tier 1 Internet backbone. We offer wireless and wireline voice and data transmission services to subscribers in all 50 states, Puerto Rico and the U.S. Virgin Islands under the Sprint corporate brand, which includes our retail brands of Sprint®, Nextel®, Boost Mobile®, Virgin Mobile®, and Assurance Wireless™ on networks that utilize third generation (3G) code division multiple access (CDMA), integrated Digital Enhanced Network (iDEN), or Internet protocol (IP) technologies. We also offer fourth generation (4G) services utilizing Worldwide Interoperability for Microwave Access (WiMAX) technology through our mobile virtual network operator (MVNO) wholesale relationship with Clearwire Corporation and its subsidiary Clearwire Communications LLC, which we refer to together as “Clearwire,” and, in October 2011, we announced our intention to deploy Long Term Evolution (LTE) technology as part of our network modernization plan, Network Vision. We utilize these networks to offer our wireless and wireline subscribers differentiated products and services whether through the use of a single network or a combination of these networks. We offer wireless services on a postpaid and prepaid payment basis to retail subscribers and also on a wholesale and affiliate basis, which includes the sale of wireless services that utilize the Sprint network but are sold under the wholesaler’s brand. We provide a broad suite of wireline voice and data communications services to other communications companies and targeted business and consumer subscribers. In addition, we provide voice, data and IP communication services to our Wireless segment, and IP and other services to cable Multiple System Operators (MSOs). Cable MSOs resell our local and long distance services and use our back office systems and network assets in support of their telephone service provided over cable facilities primarily to residential end-user subscribers. We are one of the nation’s largest providers of long distance services and operate all-digital global long distance and Tier 1 IP networks.

Corporate Information

Sprint Nextel Corporation, incorporated in 1938 under the laws of Kansas, is mainly a holding company, with its operations primarily conducted by its subsidiaries. Our executive offices are located at 6200 Sprint Parkway, Overland Park, Kansas 66251, and our telephone number at that location is (800) 829-0965. Our website address is www.sprint.com. The information on, or connected to, our website is expressly not incorporated by reference into, and does not constitute part of, this prospectus.

The Exchange Offer

The Exchange Offer	We are offering to exchange up to (i) $1,000,000,000 aggregate principal amount of our registered 11.500% Notes due 2021, which we refer to as the “New 2021 Notes,” for an equal principal amount of our outstanding restricted 11.500% Notes due 2021, which we refer to as the “Original 2021 Notes,” that were issued on November 9, 2011 and (ii) $1,000,000,000 aggregate principal amount of our registered 9.125% Notes due 2017, which we refer to as the “New 2017 Notes,” and, together with the New 2021 Notes, the “Exchange Notes,” for an equal principal amount of our outstanding restricted 9.125% Notes due 2017, which we refer to as the “Original 2017 Notes,” and, together with the Original 2021 Notes, the “Original Notes,” that were issued on March 1, 2012. The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except for transfer restrictions and registration rights and related special interest provisions relating to the Original Notes. Each series of Exchange Notes will be of the same class as the corresponding series of outstanding Original Notes. Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.

Purpose of the Exchange Offer	The Exchange Notes are being offered to satisfy our obligations under the respective registration rights agreements entered into at the time we issued and sold the Original 2021 Notes and the Original 2017 Notes.

Expiration Date; withdrawal of tenders; return of Original Notes not accepted for exchange

The Exchange Offer will expire at 9:00 a.m., New York City time, on                     , 2012, or on a later date and time to which we extend it. We refer to such time and date as the “Expiration Date.” Tenders of Original Notes in the Exchange Offer may be withdrawn at any time prior to the Expiration Date. We will exchange the Exchange Notes for validly tendered Original Notes promptly following the Expiration Date. Any Original Notes that are not accepted for exchange for any reason will be returned by us, at our expense, to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Procedures for tendering Original Notes

Each holder of Original Notes wishing to participate in the Exchange Offer must follow procedures of DTC’s Automated Tender Offer Program, or “ATOP,” subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•      DTC has received instructions to exchange your Original Notes; and

•      you agree to be bound by the terms of the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering Original Notes.”

Consequences of failure to exchange the Original Notes

You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Original Notes after we consummate the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Consequences of Failure To Exchange.”

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes of either series being tendered or accepted for exchange. The Exchange Offer is subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary.

Exchange agent	The Bank of New York Mellon Trust Company, N.A.

Certain United States federal income tax considerations

Your exchange of an Original Note for an Exchange Note of the corresponding series will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the exchange in the corresponding Original Note surrendered. See “Certain United States Federal Income Tax Considerations.”

Risk factors	You should consider carefully the risk factors beginning on page 9 of this prospectus before deciding whether to participate in the Exchange Offer.

The Exchange Notes

The following is a brief summary of the principal terms of the Exchange Notes. The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except that the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes will not apply to the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Exchange Notes, see “Description of the Notes.”

The New 2021 Notes

Issuer	Sprint Nextel Corporation

Securities offered	$1,000,000,000 aggregate principal amount of 11.500% Notes due 2021. The New 2021 Notes offered hereby will be of the same class as the Original 2021 Notes.

Maturity date	The New 2021 Notes will mature on November 15, 2021.

Interest payment dates	May 15 and November 15, commencing May 15, 2012.

Optional redemption	The New 2021 Notes will be redeemable, from time to time, as a whole or in part, at our option, at a redemption price equal to the greater of 100% of the principal amount of the New 2021 Notes to be redeemed, and the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined in “Description of the Notes—The 2021 Notes—Optional redemption”), plus 50 basis points; plus, in each case, accrued interest to the date of redemption that has not been paid. See “Description of the Notes—The 2021 Notes—Optional redemption.”

Repurchase of New 2021 Notes upon a change of control triggering event

The occurrence of a change of control, together with a ratings decline, will be a triggering event requiring us to offer to purchase from you all or a portion of your New 2021 Notes at a price equal to 101% of their aggregate principal amount, together with accrued and unpaid interest, if any, up to but excluding the date of repurchase.

Ranking

The New 2021 Notes will be our general unsecured senior obligations and will:

•      rank equally with our other senior unsecured indebtedness;

•      be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any subsidiary guarantee of our credit facilities, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020; and

•      be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such debt.

See “Description of the Notes—The 2021 Notes—Ranking.”

At March 31, 2012, our consolidated indebtedness was approximately $22.3 billion. Of that amount the New 2021 Notes would have been effectively subordinated to $16.7 billion of indebtedness that is secured or has been issued or guaranteed by our subsidiaries.

Absence of public market for the New 2021 Notes

The New 2021 Notes are a new issue of securities for which there is currently no established trading market. We do not intend to apply for a listing of the New 2021 Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New 2021 Notes.

Use of proceeds	We will not receive any cash proceeds from the issuance of the New 2021 Notes. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

The New 2017 Notes

Issuer	Sprint Nextel Corporation

Securities offered	$1,000,000,000 aggregate principal amount of 9.125% Notes due 2017. The New 2017 Notes offered hereby will be of the same class as the Original 2017 Notes.

Maturity date	The New 2017 Notes will mature on March 1, 2017.

Interest payment dates	March 1 and September 1, commencing September 1, 2012.

Optional redemption	The New 2017 Notes will be redeemable, from time to time, as a whole or in part, at our option, at a redemption price equal to the greater of 100% of the principal amount of the New 2017 Notes to be redeemed, and the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined in “Description of the Notes—The 2017 Notes—Optional redemption”), plus 50 basis points; plus, in each case, accrued interest to the date of redemption that has not been paid. See “Description of the Notes—The 2017 Notes—Optional redemption.”

Repurchase of New 2017 Notes upon a change of control triggering event

The occurrence of a change of control, together with a ratings decline, will be a triggering event requiring us to offer to purchase from you all or a portion of your New 2017 Notes at a price equal to 101% of their aggregate principal amount, together with accrued and unpaid interest, if any, up to but excluding the date of repurchase.

Ranking

The New 2017 Notes will be our general unsecured senior obligations and will:

•      rank equally with our other senior unsecured indebtedness;

•      be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any subsidiary guarantee of our credit facilities, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020; and

•      be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such debt.

See “Description of the Notes—The 2017 Notes—Ranking.”

At March 31, 2012, our consolidated indebtedness was approximately $22.3 billion. Of that amount the New 2017 Notes would have been effectively subordinated to $16.7 billion of indebtedness that is secured or has been issued or guaranteed by our subsidiaries.

Absence of public market for the New 2017 Notes

The New 2017 Notes are a new issue of securities for which there is currently no established trading market. We do not intend to apply for a listing of the New 2017 Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New 2017 Notes.

Use of proceeds	We will not receive any cash proceeds from the issuance of the New 2017 Notes. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary Historical Financial Information

Set forth below is our summary historical financial information as of and for the periods indicated. The summary historical financial information as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 has been derived from our audited consolidated financial statements and related notes incorporated by reference into this prospectus. The summary historical financial information as of December 31, 2009, 2008 and 2007 and for the years ended December 31, 2008 and 2007 has been derived from our audited consolidated financial statements not included or incorporated by reference into this prospectus. The summary historical financial information as of March 31, 2012 and for the three-month periods ended March 31, 2012 and 2011 has been derived from our unaudited interim consolidated financial statements and related notes incorporated by reference into this prospectus.

The summary historical financial information presented below is not comparable for all periods presented because of transactions consummated in those periods, such as the acquisitions of Virgin Mobile USA, Inc. (Virgin Mobile) in 2009 and certain third-party commercial affiliates in 2007 and 2009, as well as the November 2008 contribution of our next generation wireless network to Clearwire. The acquired companies’ results of operations subsequent to their acquisition dates are included in our consolidated financial statements. The primary reason for the increase in net operating revenues for the three-month period ended March 31, 2012 as compared to the same period in 2011 was higher postpaid average revenue per subscriber and prepaid subscriber net additions, partially offset by lower prepaid average revenue per subscriber. The 2011 increase as compared to the prior year was primarily an increase in postpaid average revenue per subscriber and total retail wireless subscribers net additions of 2.4 million. The 2010 increase in net operating revenues as compared to the prior year was primarily related to the total retail wireless subscribers net additions of 783,000 and the additional subscribers obtained in our 2009 acquisitions. We lost approximately 1.0 million retail wireless subscribers in 2009 and 5.1 million in 2008, which caused the majority of the reduction in net operating revenues in those periods.

The summary historical financial information presented below does not contain all of the information you should consider before deciding whether to participate in the Exchange Offer, and should be read in conjunction with the information under the heading “Risk Factors” included in this prospectus, as well as with the information under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and with our audited and unaudited consolidated financial statements and related notes and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2011, our subsequently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and the other documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
			(in millions, except per share amounts)
Results of Operations
Net operating revenues	$8,734	$8,313	$33,679	$32,563	$32,260	$35,635	$40,146
Goodwill impairment	—	—	—	—	—	963	29,649
Depreciation and amortization	1,666	1,255	4,858	6,248	7,416	8,407	8,933
Operating (loss) income(1)	(255)	259	108	(595)	(1,398)	(2,642)	(28,740)
Net loss(1)(2)	(863)	(439)	(2,890)	(3,465)	(2,436)	(2,796)	(29,444)
Loss per Share and Dividends
Basic and diluted loss per common share(1)(2)	$(0.29)	$(0.15)	$(0.96)	$(1.16)	$(0.84)	$(0.98)	$(10.24)
Dividends per common share(3)	—	—	—	—	—	—	0.10
Cash Flow Data
Net cash provided by operating activities	$978	$919	$3,691	$4,815	$4,891	$6,179	$9,245
Capital expenditures	783	644	3,130	1,935	1,603	3,882	6,322

	As of March 31,	As of December 31,
	2012	2011	2010	2009	2008	2007
	(in millions)
Financial Position
Total assets	$50,617	$49,383	$51,654	$55,424	$58,550	$64,295
Property, plant and equipment, net	13,500	14,009	15,214	18,280	22,373	26,636
Intangible assets, net	22,440	22,428	22,704	23,462	22,886	28,139
Total debt, capital lease and financing obligations (including equity unit notes)	22,268	20,274	20,191	21,061	21,610	22,130
Shareholders’ equity	10,591	11,427	14,546	18,095	19,915	22,445
Ratio of Earnings to Fixed Charges(4)	—	—	—	—	—	—

(1)	During the three-month period ended March 31, 2012, we recognized operating loss of $255 million as compared to operating income of $259 million during the same period in 2011. The decline in operating income of $514 million was a result of an increase in operating expenses of $935 million primarily due to increased wireless cost of services and products reflecting higher cost of devices due to continued growth in smartphone popularity including the fourth quarter 2011 launch of the iPhone, which on average carries a higher subsidy rate per handset as compared to other smartphones. Also contributing to the decline in operating income was an increase in depreciation expense resulting primarily from accelerated depreciation related to the expected decommissioning of the Nextel network. Partially offsetting the increases in wireless cost of services and products and depreciation expense was an increase in operating revenues of $421 million. For the twelve months ended December 31, 2011, operating income improved $703 million primarily due to the increase in net operating revenues of $1.1 billion, as well as decreases in depreciation and amortization associated with a reduction in the replacement rate of assets in 2009 through 2011, and definite lived intangible assets becoming fully amortized, offset by increases in operating expenses of $413 million as a result of increases in wireless cost of services associated with 4G MVNO roaming due to higher data usage and increased wireless cost of products primarily related to higher cost of postpaid and prepaid devices. In 2010, operating loss improved $803 million primarily due to the increase in net operating revenues of $303 million in addition to decreases in operating expenses of $500 million as a result of our cost cutting initiatives in prior periods. In 2009, we recognized net charges of $389 million ($248 million after tax) primarily related to severance and exit costs and asset impairments other than goodwill. In 2008, we recognized net charges of $936 million ($586 million after tax) primarily related to asset impairments other than goodwill, severance and exit costs, and merger and integration costs. In 2007, we recognized net charges of $956 million ($590 million after tax) primarily related to merger and integration costs, asset impairments other than goodwill, and severance and exit costs.
(2)	During the three-month periods ended March 31, 2012 and 2011, and during 2011 and 2010, we did not recognize significant tax benefits associated with federal and state net operating losses generated during the periods due to our history of consecutive annual losses. As a result, we recognized an increase in the valuation allowance on deferred tax assets affecting the income tax provision by approximately $348 million and $196 million for the three-month periods ended March 31, 2012 and 2011, respectively, and $1.2 billion, $1.4 billion, and $281 million for the years ended December 31, 2011, 2010 and 2009, respectively.
(3)	We did not declare any dividends on our common shares during the three-month period ended March 31, 2012 and for the years ended December 31, 2011, 2010, 2009, and 2008. In each quarter of 2007, the dividend was $0.025 per share.
(4)	During the three-month period ended March 31, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, earnings (loss) as adjusted were inadequate to cover fixed charges by $639 million, $1.3 billion, $1.9 billion, $2.6 billion, $4.0 billion and $29.8 billion, respectively.

RISK FACTORS

The terms of the Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes that will not apply to the Exchange Notes. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus before making a decision regarding the Exchange Offer. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Risks related to the Exchange Offer

The Exchange Notes will be effectively subordinated to the debt and other liabilities (including trade payables) of our subsidiaries and to any of our secured debt to the extent of the value of the assets securing such debt.

We are primarily a holding company, which means substantially all of our business operations are conducted, and substantially all of our consolidated assets are held, by our subsidiaries. These subsidiaries are separate and distinct legal entities that do not guarantee the Exchange Notes and therefore they have no obligation, contingent or otherwise, to pay any amounts due on the Exchange Notes or to make any funds available for such purpose, whether by dividends, loans or other payments. In the event of any liquidation, dissolution, reorganization, bankruptcy, insolvency or similar proceeding with respect to any of our subsidiaries, our right (and the consequent right of our creditors, including the holders of the Exchange Notes) to participate in the distribution of, or to realize the proceeds from, that subsidiary’s assets will be effectively subordinated to the claims of such subsidiary’s creditors (including trade creditors). As a result, the Exchange Notes will be effectively subordinated to all existing and future debt and other liabilities of our subsidiaries. In addition, because the Exchange Notes are unsecured, if we were to issue any secured debt, the Exchange Notes would be effectively subordinated to that secured debt to the extent of the value of the assets securing such debt.

We have a $2.24 billion revolving credit facility. In addition, although we have some senior notes outstanding, the majority of the other long-term debt and capital lease obligations reflected in our consolidated financial statements has been issued by our wholly-owned subsidiaries. As of March 31, 2012, Sprint Nextel Corporation, the parent corporation, had approximately $10.0 billion in principal amount of debt outstanding, including amounts drawn under the credit facilities but excluding outstanding letters of credit thereunder in the amount of $1.0 billion. In addition, as of March 31, 2012, $11.5 billion in principal amount of our long-term debt issued by wholly-owned subsidiaries was guaranteed by Sprint Nextel Corporation, the parent corporation, of which approximately $6.7 billion was fully and unconditionally guaranteed. Our wholly-owned subsidiaries’ combined outstanding debt, financing and capital lease obligations totaled $12.2 billion in principal amount at March 31, 2012. Also as of March 31, 2012, our wholly-owned subsidiaries that guarantee the revolving credit facility also guaranteed $4.5 billion in principal amount of outstanding debt issued by Sprint Nextel Corporation, the parent corporation.

Our cash flow and our ability to meet our payment obligations on our debt, including the Exchange Notes, is dependent on the earnings of our subsidiaries and the distribution of those earnings to us in the form of dividends, loans, advances or other payments. The indenture governing the Exchange Notes does not contain any covenants that restrict the ability of our subsidiaries to agree to covenants or enter into other arrangements that would limit the ability of our subsidiaries to make distributions to us. The indentures and financing arrangements of certain of our subsidiaries contain provisions that limit the ability of the subsidiaries to pay dividends on their common stock, and future debt agreements may contain more restrictive provisions which could adversely affect our ability to meet our payment obligations on our debt, including the Exchange Notes.

The indenture that governs the Exchange Notes does not restrict our or our subsidiaries’ ability to incur additional indebtedness, which could make our debt securities, including the Exchange Notes, more risky in the future.

As of March 31, 2012, our consolidated indebtedness was approximately $22.3 billion. In addition, as of March 31, 2012, intangible assets represented approximately $22.4 billion of our $50.6 billion in total assets. The indenture that governs the Exchange Notes does not restrict our ability or our subsidiaries’ ability to incur additional indebtedness, except to with respect to our 7.000% guaranteed notes due 2020 and 9.000% guaranteed notes due 2018. The degree to which we incur additional debt could have important consequences to holders of the Exchange Notes, including:

•	making it harder for us to satisfy our obligations under the Exchange Notes;

•	a loss in trading value;

•	a risk that the credit rating of the Exchange Notes is lowered or withdrawn;

•	limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or other purposes;

•	requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

•	limiting our flexibility to plan for, or react to, changes in our businesses;

•	making us more indebted than some of our competitors, which may place us at a competitive disadvantage; and

•	making us more vulnerable to a downturn in our businesses.

If an active trading market for the Exchange Notes does not develop or last, you may not be able to resell your Exchange Notes when desired, at their fair market value or at all.

The Exchange Notes constitute new issues of securities with no established trading market. We do not intend to list the Exchange Notes on any securities exchange or to include the Exchange Notes in any automated quotation system. Accordingly, no market for the Exchange Notes may develop, and any market that develops may not last. If the Exchange Notes are traded, the market price of the Exchange Notes may decline depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your Exchange Notes when desired, at their fair market value or at all.

In certain instances, it is possible for the indenture governing the Exchange Notes to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of the Exchange Notes voting together with the holders of other of our debt securities, voting together as a single class.

Subject to certain exceptions, the indenture governing the Exchange Notes may be amended by us and the trustee with the consent of the holders of debt securities issued under the indenture, including the Exchange Notes. As of March 31, 2012, there were six series of debt securities issued and outstanding under the indenture, including the Original 2021 Notes and the Original 2017 Notes, representing a total of $9.3 billion aggregate principal amount. With respect to any such series of debt securities, the required consent can be obtained from either the holders of a majority in principal amount of the debt securities of that series, or from the holders of a majority in principal amount of the debt securities of that series and all other series issued under the indenture affected by that amendment, voting as a single class. In addition, subject to certain exceptions, with respect to any series of debt securities issued under the indenture, our compliance with certain restrictive provisions of the indenture or any past default under the indenture may be waived by (i) the holders of a majority in principal amount of that series of debt securities or (ii) the holders of a majority in principal amount of that series of debt securities and all other series affected by the waiver, whether issued under the indenture or any of our other indentures providing for such aggregated voting, all voting as a single class. As a result, it is possible in certain circumstances for the indenture governing the Exchange Notes to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of each series of notes outstanding.

We may not have sufficient funds to repurchase the Exchange Notes upon a change of control, and certain strategic transactions may not constitute a change of control.

The terms of the Exchange Notes require us to make an offer to repurchase the Exchange Notes upon the occurrence of a change of control and a ratings decline (a “change of control triggering event”) at a purchase price equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the Exchange Notes up to but excluding the date of repurchase. It is possible that we will not have sufficient funds upon a change of control and ratings decline to make the required repurchase of notes and any failure to do so could result in cross defaults under our other debt agreements. In addition, some of our debt agreements or other similar agreements to which we become a party may contain restrictions on our ability to purchase the Exchange Notes, regardless of the occurrence of a change of control triggering event.

We frequently evaluate and may in the future enter into strategic transactions. Any such transaction could happen at any time, could be material to our business and could take any number of forms, including, for example, an acquisition, merger or sale of assets. In the future, we could enter into certain transactions that, although material, would not result in a change of control triggering event within the meaning of the indenture and, therefore, would not require us to make an offer to purchase the Exchange Notes. Such transactions could significantly increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

If you fail to exchange your Original Notes, they will continue to be restricted securities and will likely become less liquid.

Original Notes that you do not tender, or we do not accept, will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for Original Notes of the corresponding series pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Original Notes” and “The Exchange Offer—Conditions to the Exchange Offer.” These procedures and conditions include timely receipt by the exchange agent of a confirmation of book-entry transfer of the Original Notes being tendered and an agent’s message from DTC.

Because we anticipate that all or substantially all holders of Original Notes will elect to exchange their Original Notes in this Exchange Offer, we expect that the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes of the applicable series outstanding. If you do not tender your Original Notes following the Exchange Offer, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes of each series is likely to be adversely affected.

Risks related to our business and operations

If we are not able to retain and attract wireless subscribers, our financial performance will be impaired.

We are in the business of selling communications services to subscribers, and our economic success is based on our ability to retain current subscribers and attract new subscribers. If we are unable to retain and attract wireless subscribers, our financial performance will be impaired, and we could fail to meet our financial obligations, which could result in several outcomes, including controlling investments by third parties, takeover bids, liquidation of assets or insolvency. Beginning in 2008 through 2011, we experienced decreases in our total retail postpaid subscriber base of approximately 8.6 million subscribers (excluding the impact of our 2009 acquisitions), while our two largest competitors increased their subscribers during that period. In addition, our average postpaid churn rate was 1.86% and 1.95% for the years ended December 31, 2011 and 2010, respectively, while our two largest competitors had churn rates that were substantially lower. Although we have begun to see a reduction in our net loss of postpaid subscribers, if this trend does not continue our financial condition, results of operations and liquidity could be materially adversely affected.

Our ability to retain our existing subscribers and to compete successfully for new subscribers and reduce our rate of churn depends on:

•

our successful execution of marketing and sales strategies, including the acceptance of our value proposition; service delivery and customer care activities, including new account set up and billing; and our credit and collection policies;

•	Clearwire’s ability to successfully obtain additional financing for the continued operation and build-out of its 4G networks;

•	our ability to access Clearwire’s spectrum;

•

the successful deployment and completion of our network modernization plan, Network Vision, including a multi-mode network infrastructure, successful LTE implementation and deployment, and push-to-talk capabilities of comparable quality to our existing Nextel platform push-to-talk capabilities;

•

our ability to mitigate churn as we migrate Nextel platform push-to-talk subscribers to other offerings on our Sprint platform, which include future offerings on our multi-mode network, such as Sprint Direct Connect®;

•	actual or perceived quality and coverage of our networks, including Clearwire’s 4G network;

•	public perception about our brands;

•	our ability to anticipate and develop new or enhanced technologies, products and services that are attractive to existing or potential subscribers;

•	our ability to access additional spectrum, including through spectrum hosting arrangements;

•

our ability to anticipate and respond to various competitive factors affecting the industry, including new technologies, products and services that may be introduced by our competitors, changes in consumer preferences, demographic trends, economic conditions, and discount pricing and other strategies that may be implemented by our competitors; and

•	our ability to maintain our current MVNOs and to enter into new arrangements with MVNOs.

Our recent success in attracting more postpaid subscribers and reducing postpaid churn may also not be sustainable. Our ability to retain subscribers may be negatively affected by industry trends related to subscriber contracts. For example, we and our competitors no longer require subscribers to renew their contracts when making changes to their pricing plans. These types of changes could negatively affect our ability to retain subscribers and could lead to an increase in our churn rates if we are not successful in providing an attractive product and service mix.

Moreover, service providers frequently offer wireless equipment, such as devices, below acquisition cost as a method to retain and attract subscribers that enter into wireless service agreements for periods usually extending 12 to 24 months. Equipment cost in excess of the revenue generated from equipment sales is referred to in the industry as equipment net subsidy and is generally recognized when title of the device passes to the dealer or end-user subscriber. The cost of multi-functional devices, such as smartphones, including the iPhone, has increased significantly in recent years as a result of enhanced capabilities and functionality. At the same time, wireless service providers continue to compete on the basis of price, including the price of devices offered to subscribers, which has resulted in increased equipment net subsidy. We have entered into a purchase commitment with Apple, Inc. that increases the average equipment net subsidy for postpaid devices resulting in a reduction to consolidated results from operations and reduced cash flow from operations associated with initiation of service for these devices until such time that retail service revenues associated with customers acquiring these devices exceeds such costs.

We expect to incur expenses to attract new subscribers, improve subscriber retention and reduce churn, but there can be no assurance that our efforts will result in new subscribers or a lower rate of subscriber churn. Subscriber losses and a high rate of churn adversely affect our business, financial condition and results of operations because they result in lost revenues and cash flow. Although attracting new subscribers and retention of existing subscribers are important to the financial viability of our business, there is an added focus on retention because the cost of adding a new subscriber is higher than the cost associated with retention of an existing subscriber.

As the wireless market matures, we must increasingly seek to attract subscribers from competitors and face increased credit risk from new postpaid wireless subscribers.

We and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of wireless services. Beginning in 2008 through 2011, we experienced decreases in our total retail postpaid subscriber base of approximately 8.6 million subscribers (excluding the impact of our 2009 acquisitions), while our two largest competitors increased their subscribers over the same period.

In addition, the higher market penetration also means that subscribers purchasing postpaid wireless services for the first time, on average, have lower credit scores than existing wireless subscribers, and the number of these subscribers we are willing to accept is dependent on our credit policies, which are less stringent than our investment grade competitors. To the extent we cannot compete effectively for new subscribers or if they are not creditworthy, our revenues and results of operations will be adversely affected.

Competition and technological changes in the market for wireless services could negatively affect our average revenue per subscriber, subscriber churn, operating costs and our ability to attract new subscribers, resulting in adverse effects on our revenues, future cash flows, growth and profitability.

We compete with a number of other wireless service providers in each of the markets in which we provide wireless services, and we expect competition may increase if additional spectrum is made available for commercial wireless services and as new technologies are developed and launched. As competition among wireless communications providers has increased, we have created certain unlimited pricing plans that may result in increased usage of data on our network. Competition in pricing and service and product offerings may also adversely impact subscriber retention and our ability to attract new subscribers, with adverse effects on our results of operations. A decline in the average revenue per subscriber coupled with a decline in the number of subscribers would negatively impact our revenues, future cash flows, growth and overall profitability, which, in turn, could impact our ability to meet our financial obligations.

The wireless communications industry is experiencing significant technological change, including improvements in the capacity and quality of digital technology and the deployment of unlicensed spectrum devices. This change causes uncertainty about future subscriber demand for our wireless services and the prices that we will be able to charge for these services. Spending by our competitors on new wireless services and network improvements could enable our competitors to obtain a competitive advantage with new technologies or enhancements that we do not offer. Rapid change in technology may lead to the development of wireless communications technologies, products or alternative services that are superior to our technologies, products, or services or that consumers prefer over ours. If we are unable to meet future advances in competing technologies on a timely basis, or at an acceptable cost, we may not be able to compete effectively and could lose subscribers to our competitors.

Some competitors and new entrants may be able to offer subscribers network features or products and services not offered by us, coverage in areas not served by our wireless networks or pricing plans that are lower than those offered by us, all of which would negatively affect our average revenue per subscriber, subscriber churn, ability to attract new subscribers, and operating costs. For example, our prepaid services compete with several carriers, including Metro PCS and Leap Wireless, which offer competitively-priced prepaid calling plans that include unlimited long distance, texting and, in some cases, unlimited data (including 4G). In addition, we may lose subscribers of our higher priced plans to our prepaid offerings.

The success of our network modernization plan, Network Vision, will depend on the timing, extent and cost of implementation; the performance of third-parties and related parties; upgrade requirements; and the availability and reliability of the various technologies required to provide such modernization.

We must continually invest in our wireless network in order to continually improve our wireless service to meet the increasing demand for usage of our data and other non-voice services and remain competitive. Improvements in our service depend on many factors, including continued access to and deployment of adequate spectrum. We must maintain and expand our network capacity and coverage as well as the associated wireline network needed to transport voice and data between cell sites. If we are unable to obtain access to additional spectrum to increase capacity or to deploy the services subscribers desire on a timely basis or at acceptable costs while maintaining network quality levels, our ability to retain and attract subscribers could be materially adversely affected, which would negatively impact our operating margins.

We are implementing Network Vision, which is a multi-year infrastructure initiative intended to reduce operating costs and provide subscribers with an enhanced network experience by improving voice quality, coverage and data speeds, while enhancing network flexibility and improving environmental sustainability. The focus of the plan is on upgrading the existing Sprint platform and providing flexibility for new 4G technologies, including LTE. If Network Vision does not provide a competitive LTE network, an enhanced network experience, or is unable to provide Sprint platform push-to-talk capabilities of comparable quality to the push-to-talk capabilities of our existing Nextel platform or our competitors’ similar services, our ability to provide enhanced wireless services to our subscribers, to retain and attract subscribers, and to maintain and grow our subscriber revenues could be adversely affected.

Using a new and sophisticated technology on a very large scale entails risks. For example, deployment of new technology, including LTE, may adversely affect the performance of existing services on our networks. Should implementation of our upgraded network be delayed or costs exceed expected amounts, our margins would be adversely affected and such effects could be material. Should the delivery of services expected to be deployed on our upgraded network be delayed due to technological constraints, performance of third-party suppliers, zoning and leasing restrictions or permit issues, or other reasons, the cost of providing such services could become higher than expected, which could result in higher costs to customers, potentially resulting in decisions to purchase services from our competitors which would adversely affect our revenues, profitability and cash flow from operations.

We plan to migrate existing Nextel platform subscribers to other offerings on our Sprint platform, including future offerings on our multi-mode network, such as Sprint Direct Connect®. The successful deployment and market acceptance of Network Vision is expected to result in incremental charges during the period of implementation including, but not limited to, an increase in depreciation and amortization associated with existing assets, due to changes in our estimates of the remaining useful lives of long-lived assets, and the expected timing of asset retirement obligations. Our ability to transition subscribers from the Nextel platform to offerings on the Sprint platform is dependent, in part, upon the success of Sprint Direct Connect® and subscriber satisfaction with this technology.

Failure to complete development, testing and deployment of new technology that supports new services, including LTE, could affect our ability to compete in the industry. The deployment of new technology and new service offerings could result in network degradation or the loss of subscribers. In addition, the technology we currently use, including WiMAX, may place us at a competitive disadvantage.

We develop, test and deploy various new technologies and support systems intended to enhance our competitiveness by both supporting new services and features and reducing the costs associated with providing those services. Successful development and implementation of technology upgrades depend, in part, on the willingness of third parties to develop new applications or devices in a timely manner. We may not successfully complete the development and rollout of new technology and related features or services in a timely manner, and they may not be widely accepted by our subscribers or may not be profitable, in which case we could not recover our investment in the technology. Deployment of technology supporting new service offerings may also adversely affect the performance or reliability of our networks with respect to both the new and existing services and may require us to take action like curtailing new subscribers in certain markets. Any resulting subscriber dissatisfaction could affect our ability to retain subscribers and have an adverse effect on our results of operations and growth prospects.

Our wireless networks currently provide services utilizing CDMA and iDEN technologies. Wireless subscribers served by these two technologies represent a smaller portion of global wireless subscribers than the subscribers served by wireless networks that utilize Global System for Mobile Communications (GSM) technology. As a result, our costs with respect to both CDMA and iDEN network equipment and devices may continue to be higher than the comparable costs incurred by our competitors who use GSM technology, which places us at a competitive disadvantage. See “—The success of our network modernization plan, Network Vision, will depend on the timing, extent and cost of implementation; the performance of third-parties and related parties; upgrade requirements; and the availability and reliability of the various technologies required to provide such modernization.”

We have expended significant resources and made substantial investments to deploy a 4G mobile broadband network through our equity method investment in Clearwire using WiMAX technology. As part of Network Vision, we announced that we currently intend to continue selling WiMAX devices through 2012 and that we expect to continue to support such devices for a period of time after that, as we transition to LTE. The failure to successfully design, build and deploy our LTE network, or a loss of or inability to access Clearwire’s spectrum could increase subscriber losses, increase our costs of providing services or increase our churn. Other competing technologies may have advantages over our current or planned technology and operators of other networks based on those competing technologies may be able to deploy these alternative technologies at a lower cost and more quickly than the cost and speed with which Clearwire provides 4G MVNO services to us or with which we deploy our LTE network, which may allow those operators to compete more effectively or may require us and Clearwire to deploy additional technologies. See “—Risks related to our investment in Clearwire” below for additional risks related to our investment in Clearwire and the operation of its 4G network.

Current economic and market conditions, our recent financial performance, our high debt levels, and our debt ratings could negatively impact our access to the capital markets resulting in less growth than planned or failure to satisfy financial covenants under our existing debt agreements.

We expect to incur additional debt in the future for a variety of reasons, such as Network Vision and working capital needs, including equipment net subsidies, future investments or acquisitions. Our ability to arrange additional financing will depend on, among other factors, current economic and market conditions, our financial performance, our high debt levels, and our debt ratings. Some of these factors are beyond our control, and we may not be able to arrange additional financing on terms acceptable to us or at all. Failure to obtain suitable financing when needed could, among other things, result in our inability to continue to expand our businesses and meet competitive challenges, including implementation of Network Vision on our current timeline.

The continued instability in the global financial markets has resulted in periodic volatility in the credit, equity and fixed income markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all.

We have incurred substantial amounts of indebtedness to finance operations and other general corporate purposes. We expect to incur additional amounts of indebtedness in the future, which may be substantial. At March 31, 2012, our total debt was approximately $22.3 billion. As a result, we are highly leveraged and will continue to be highly leveraged. Accordingly, our debt service requirements are significant in relation to our revenues and cash flow. This leverage exposes us to risk in the event of downturns in our businesses (whether through competitive pressures or otherwise), in our industry or in the economy generally, and may impair our operating flexibility and our ability to compete effectively, particularly with respect to competitors that are less leveraged.

The debt ratings for our notes are currently below the “investment grade” category, which results in higher borrowing costs than investment grade debt as well as reduced marketability of our debt. Our debt ratings could be further downgraded for various reasons, including if we incur significant additional indebtedness, or if we do not generate sufficient cash from our operations, which would likely increase our future borrowing costs and could adversely affect our ability to obtain additional capital.

Our credit facility, which expires in October 2013, required that we maintain a ratio of total indebtedness to trailing four quarters earnings before interest, taxes, depreciation and amortization and certain other non-recurring items as defined by the credit facility (adjusted EBITDA), of no more than 4.5 to 1.0, as of any fiscal quarter ending on or before March 31, 2012; this required ratio was reduced to 4.25 to 1.0 for fiscal quarters ending after March 31, 2012, and will be further reduced to 4.0 to 1.0 for fiscal quarters ending after December 31, 2012. As of March 31, 2012, the ratio was 4.0 to 1.0. If we do not continue to satisfy this ratio, we will be in default under our credit facility, which would trigger defaults under our other debt obligations, which in turn could result in the maturities of certain debt obligations being accelerated. While we recently amended our credit facility to redefine adjusted EBITDA by adding back certain net equipment costs, there can be no assurance that we will continue to comply with the covenant as modified or that, if needed, we can obtain amendments or waivers in the future. We also have an unsecured loan agreement with Export Development Canada (EDC) and a vendor-financing facility secured by specific equipment. Both of these facilities have terms similar to those of our credit facility.

In addition to the covenants in our credit facility, the EDC loan and our vendor-financing facility, certain indentures, governing our notes limit, among other things, our ability to incur additional debt, pay dividends, create liens and sell, transfer, lease or dispose of assets. Such restrictions could adversely affect our ability to access the capital markets or engage in certain transactions.

The trading price of our common stock has been and may continue to be volatile and may not reflect our actual operations and performance.

Market and industry factors may seriously harm the market price of our common stock, regardless of our actual operations and performance. Stock price volatility and sustained decreases in our share price could subject our shareholders to losses and us to takeover bids or lead to action by the New York Stock Exchange. The trading price of our common stock has been, and may continue to be, subject to fluctuations in price in response to various factors, some of which are beyond our control, including, but not limited to:

•

quarterly announcements and variations in our results of operations or those of our competitors, either alone or in comparison to analysts expectations or prior company estimates, including announcements of subscriber counts, rates of churn, and operating margins that would result in downward pressure on our stock price;

•	the cost and availability or perceived availability of additional capital and market perceptions relating to our access to this capital;

•	seasonality or other variations in our subscriber base, including our rate of churn;

•	announcements by us or our competitors of acquisitions, new products, technologies, significant contracts, commercial relationships or capital commitments;

•	the performance of Clearwire and Clearwire’s Class A common stock or speculation about the possibility of future actions we or other significant shareholders may take in connection with Clearwire;

•	disruption to our operations or those of other companies critical to our network operations;

•	market speculation or announcements by us regarding the entering into, or termination of, material transactions;

•	our ability to develop and market new and enhanced technologies, products and services on a timely and cost-effective basis, including implementation of Network Vision and our networks;

•	recommendations by securities analysts or changes in their estimates concerning us;

•	the incurrence of additional debt, dilutive issuances of our stock, short sales or hedging of, and other derivative transactions, in our common stock;

•	any significant change in our board of directors or management;

•	litigation;

•	changes in governmental regulations or approvals; and

•	perceptions of general market conditions in the technology and communications industries, the U.S. economy and global market conditions.

Consolidation and competition in the wholesale market for wireline services, as well as consolidation of our roaming partners and access providers used for wireless services, could adversely affect our revenues and profitability.

Our Wireline segment competes with AT&T, Verizon Communications, CenturyLink, Level 3 Communications Inc., other major local incumbent operating companies, and cable operators, as well as a host of smaller competitors. Some of these companies have high-capacity, IP-based fiber-optic networks capable of supporting large amounts of voice and data traffic. Some of these companies claim certain cost structure advantages that, among other factors, may allow them to offer services at lower prices than we can. In addition, consolidation by these companies could lead to fewer companies controlling access to more cell sites, enabling them to control usage and rates, which could negatively affect our revenues and profitability.

We provide wholesale services under long-term contracts to cable television operators which enable these operators to provide consumer and business digital telephone services. These contracts may not be renewed as they expire. Increased competition and the significant increase in capacity resulting from new technologies and networks may drive already low prices down further. AT&T and Verizon Communications continue to be our two largest competitors in the domestic long distance communications market. We and other long distance carriers depend heavily on local access facilities obtained from incumbent local exchange carriers (ILECs) to serve our long distance subscribers, and payments to ILECs for these facilities are a significant cost of service for our Wireline segment. The long distance operations of AT&T and Verizon Communications have cost and operational advantages with respect to these access facilities because those carriers serve significant geographic areas, including many large urban areas, as the ILECs.

In addition, our Wireless segment could be adversely affected by changes in rates and access fees that result from consolidation of our roaming partners and access providers, which could negatively affect our revenues and profitability.

The blurring of the traditional dividing lines among long distance, local, wireless, video and Internet services contributes to increased competition.

The traditional dividing lines among long distance, local, wireless, video and Internet services are increasingly becoming blurred. Through mergers, joint ventures and various service expansion strategies, major providers are striving to provide integrated services in many of the markets we serve. This trend is also reflected in changes in the regulatory environment that have encouraged competition and the offering of integrated services.

We expect competition to intensify as a result of the entrance of new competitors or the expansion of services offered by existing competitors, and the rapid development of new technologies, products and services. We cannot predict which of many possible future technologies, products, or services will be important to maintain our competitive position or what expenditures we will be required to make in order to develop and provide these technologies, products or services. To the extent we do not keep pace with technological advances or fail to timely respond to changes in the competitive environment affecting our industry, we could lose market share or experience a decline in revenue, cash flows and net income. As a result of the financial strength and benefits of scale enjoyed by some of our competitors, they may be able to offer services at lower prices than we can, thereby adversely affecting our revenues, growth and profitability.

If we are unable to improve our results of operations, we face the possibility of additional charges for impairments of long-lived assets. Further, our future operating results will be impacted by our share of Clearwire’s net loss, which will likely negatively affect our results of operations. The carrying value of our investment in Clearwire may be subject to further impairment.

We review our long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount may not be recoverable. If we continue to have operational challenges, including obtaining and retaining subscribers, our future cash flows may not be sufficient to recover the carrying value of our long-lived assets, and we could record asset impairments that are material to our consolidated results of operations and financial condition. If we continue to have challenges retaining subscribers and as we assess the deployment of Network Vision, management may conclude, in future periods, that certain equipment assets will never be either deployed or redeployed, in which case additional cash and/or non-cash charges that could be material to our consolidated financial statements would be recognized.

We account for our investment in Clearwire using the equity method of accounting and, as a result, we record our share of Clearwire’s net income or net loss, which could adversely affect our consolidated results of operations. Clearwire reported that it will need substantial additional capital over the intermediate and long-term. Clearwire’s ability, however, to raise sufficient additional capital on acceptable terms, or at all, remains uncertain. In addition, Clearwire reported that if it fails to obtain additional capital, its business prospects, financial condition and results of operations will likely be materially and adversely affected, and it will be forced to consider all available alternatives. Additional declines in the value of Clearwire may require us to evaluate the decline in relation to the carrying value of our investment in Clearwire. A conclusion by us that additional declines in the value of Clearwire are other than temporary could result in an additional impairment, which could be material.

We have entered into agreements with unrelated parties for certain business operations. Any difficulties experienced in these arrangements could result in additional expense, loss of subscribers and revenue, interruption of our services or a delay in the roll-out of new technology.

We have entered into agreements with unrelated parties for the day-to-day execution of services, provisioning and maintenance for our wireless and wireline networks, for the implementation of Network Vision, and for the development and maintenance of certain software systems necessary for the operation of our business. We also have agreements with unrelated parties to provide customer service and related support to our wireless subscribers and outsourced aspects of our wireline network and back office functions to unrelated parties. In addition, we have sublease agreements with unrelated parties for space on communications towers. As a result, we must rely on unrelated parties to perform certain of our operations and, in certain circumstances, interface with our subscribers. If these unrelated parties were unable to perform to our requirements, we would have to pursue alternative strategies to provide these services and that could result in delays, interruptions, additional expenses and loss of subscribers.

The products and services utilized by us and our suppliers and service providers may infringe on intellectual property rights owned by others.

Some of our products and services use intellectual property that we own. We also purchase products from suppliers, including device suppliers, and outsource services to service providers, including billing and customer care functions, that incorporate or utilize intellectual property. We and some of our suppliers and service providers have received, and may receive in the future, assertions and claims from third parties that the products or software utilized by us or our suppliers and service providers infringe on the patents or other intellectual property rights of these third parties. These claims could require us or an infringing supplier or service provider to cease certain activities or to cease selling the relevant products and services. These claims can be time-consuming and costly to defend, and divert management resources. If these claims are successful, we could be forced to pay significant damages or stop selling certain products or services or stop using certain trademarks, which could have an adverse effect on our results of operations.

Government regulation could adversely affect our prospects and results of operations; the FCC and state regulatory commissions may adopt new regulations or take other actions that could adversely affect our business prospects, future growth or results of operations.

The Federal Communications Commission and other federal, state and local, as well as international, governmental authorities have jurisdiction over our business and could adopt regulations or take other actions that would adversely affect our business prospects or results of operations.

The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated by the FCC and, depending on the jurisdiction, international, state and local regulatory agencies. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands.

The FCC grants wireless licenses for terms of generally ten years that are subject to renewal and revocation. There is no guarantee that our licenses will be renewed. Failure to comply with FCC requirements in a given license area could result in revocation of the license for that license area.

Depending on their outcome, the FCC’s proceedings regarding regulation of special access rates could affect the rates paid by our Wireless and Wireline segments for special access services in the future. Similarly, depending on their outcome, the FCC’s proceedings on the regulatory classification of VoIP services could affect the intercarrier compensation rates and the level of USF contributions paid by us.

Various states are considering regulations over terms and conditions of service, including certain billing practices and consumer-related issues that may not be pre-empted by federal law. If imposed, these regulations could make it more difficult and expensive to implement national sales and marketing programs and could increase the costs of our wireless operations.

Degradation in network performance caused by compliance with government regulation, such as “net neutrality,” loss of spectrum or additional rules associated with the use of spectrum in any market could result in an inability to attract new subscribers or higher subscriber churn in that market, which could adversely affect our revenues and results of operations. In addition, additional costs or fees imposed by governmental regulation could adversely affect our revenues, future growth and results of operations.

Proposed regulatory developments regarding the use of “conflict” minerals mined from the Democratic Republic of Congo and adjoining countries could affect the sourcing and availability of minerals used in the manufacture of certain products, including handsets. Although we do not buy raw materials, manufacture, or produce any electronic equipment directly, the proposed regulation may affect some of our suppliers. As a result, there may only be a limited pool of suppliers who provide conflict free metals, and we cannot assure you that we will be able to obtain products in sufficient quantities or at competitive prices. Also, because our supply chain is complex, we may face reputational challenges with our customers and other stakeholders if we are unable to sufficiently verify the origins for all metals used in the products that we sell.

Changes to the federal Lifeline Assistance Program could negatively impact the growth of the Assurance Wireless™ and wholesale subscriber base and the profitability of the Assurance Wireless™ and wholesale business overall.

Virgin Mobile USA, L.P., our wholly-owned subsidiary, offers service to low-income subscribers eligible for the federal Lifeline Assistance program under the brand Assurance Wireless Brought to You By Virgin Mobile, which we refer to as Assurance Wireless. Assurance Wireless™ provides a monthly discount to eligible subscribers in the form of a free block of minutes. Moreover, some of our wholesale customers also offer service to subscribers eligible for the federal Lifeline Assistance program. This discount is subsidized by the Low-Cost Program of the federal USF and administered by the Universal Service Administrative Company. Lifeline service is offered by both wireline and wireless companies, but more recent wireless entry, particularly by prepaid carriers with a focus on lower income consumers, has caused a rapid increase in the amount of USF support directed toward the Lifeline program. The FCC recently adopted reforms to the Low Income program to increase program effectiveness and efficiencies. More stringent eligibility and certification requirements will make it more difficult for all Lifeline service providers to sign up and retain Lifeline subscribers. The growth in the Lifeline program has caused some regulators and legislators to question the structure of the current program and the FCC is continuing to review the growth of the program. Changes in the Lifeline program as a result of the ongoing FCC proceeding or other legislation could negatively impact growth in the Assurance Wireless™ and wholesale subscriber base and/or the profitability of the Assurance Wireless™ and wholesale business overall.

If our business partners and subscribers fail to meet their contractual obligations it could negatively affect our results of operations.

The current economic environment has made it difficult for businesses and consumers to obtain credit, which could cause our suppliers, distributors and subscribers to have problems meeting their contractual obligations with us. If our suppliers are unable to fulfill our orders or meet their contractual obligations with us, we may not have the services or devices available to meet the needs of our current and future subscribers, which could cause us to lose current and potential subscribers to other carriers. In addition, if our distributors are unable to stay in business, we could lose distribution points, which could negatively affect our business and results of operations. Finally, if our subscribers are unable to pay their bills or potential subscribers feel they are unable to take on additional financial obligations, they may be forced to forgo our services, which could negatively affect our results of operations.

Our reputation and business may be harmed and we may be subject to legal claims if there is loss, disclosure or misappropriation of or access to our subscribers’ or our own information or other breaches of our information security.

We make extensive use of online services and centralized data processing, including through third-party service providers. The secure maintenance and transmission of customer information is an important element of our operations. Our information technology and other systems that maintain and transmit customer information, or those of service providers, may be compromised by a malicious third-party penetration of our network security, or that of a third-party service provider, or impacted by advertent or inadvertent actions or inactions by our employees, or those of a third-party service provider. As a result, our subscribers’ information may be lost, disclosed, accessed or taken without the subscribers’ consent.

In addition, we, and third-party service providers process and maintain our proprietary business information and data related to our business-to-business customers or suppliers. Our information technology and other systems that maintain and transmit this information, or those of service providers, may also be compromised by a malicious third-party penetration of our network security or that of a third-party service provider, or impacted by advertent or inadvertent actions or inactions by our employees or those of a third-party service provider. As a result, our business information, or subscriber or supplier data may be lost, disclosed, accessed or taken without consent.

Any loss, disclosure or misappropriation of, or access to, subscribers’ information or other breach of our information security can result in legal claims or proceedings, including regulatory investigations and actions, may have an adverse impact on our reputation and may adversely affect our business, operating results and financial condition.

Our business could be negatively impacted by threats and other disruptions.

Major equipment failures, natural disasters, including severe weather, terrorist acts or other breaches of network or information technology security that affect our wireline and wireless networks, including transport facilities, communications switches, routers, microwave links, cell sites or other equipment or third-party owned local and long-distance networks on which we rely, could have a material adverse effect on our operations.

These events could disrupt our operations, require significant resources, result in a loss of subscribers or impair our ability to attract new subscribers, which in turn could have a material adverse effect on our business, results of operations and financial condition.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Portable communications devices have been alleged to have adverse health affects, due to radio frequency emissions from these devices. The actual or perceived risk of using mobile communications devices could adversely affect us through a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the mobile communications industry. Although the FDA and FCC have both noted that the weight of the scientific evidence does not link cell phone use to cancer or any health problems, further research and studies are ongoing; we have no reason to expect those studies to reach a different conclusion, but we cannot guarantee that additional studies will not demonstrate a link between radio frequency emissions and health concerns.

Risks related to our investment in Clearwire

We are a major shareholder of Clearwire, a term we use to refer to the consolidated entity of Clearwire Corporation and its subsidiary Clearwire Communications LLC. Under this section, we have included certain important risk factors with respect to our investment in Clearwire. For more discussion of Clearwire and the risks affecting Clearwire, you should refer to Clearwire’s annual report on Form 10-K for the year ended December 31, 2011. The contents of Clearwire’s SEC filings are expressly not incorporated by reference into this prospectus.

Our investment in Clearwire exposes us to risks because we do not control the board, determine the strategies, manage operations or control management, including decisions relating to the operation and build-out of its 4G networks, and the value of our investment in Clearwire or our financial performance may be adversely affected by decisions made by Clearwire or other large investors in Clearwire that are adverse to our interests.

We do not control Clearwire’s board, nor do we manage the operations of Clearwire or control management. Clearwire has a group of investors that are represented on Clearwire’s board of directors. These investors may have interests that diverge from ours or Clearwire’s. Differences in views among the large investors could result in delayed decisions by Clearwire’s board of directors or failure to agree on major issues. Any such delay or failure to agree with respect to the operation of Clearwire could have a material adverse effect on the value of our investment in Clearwire or, because some of our subscribers use Clearwire’s 4G network, our business, financial condition, results of operations or cash flows.

In addition, the corporate opportunity provisions in Clearwire’s certificate of incorporation provide that unless a director is an employee of Clearwire, the person does not have a duty to present to Clearwire a corporate opportunity of which the director becomes aware, except where the corporate opportunity is expressly offered to the director in his or her capacity as a director of Clearwire. This could enable certain Clearwire shareholders to benefit from opportunities that may otherwise be available to Clearwire, which could adversely affect Clearwire’s business and our investment in Clearwire.

Clearwire’s certificate of incorporation also expressly provides that certain shareholders and their affiliates may, and have no duty not to, engage in any businesses that are similar to or competitive with those of Clearwire, do business with Clearwire’s competitors, subscribers and suppliers, and employ Clearwire’s employees or officers. These shareholders or their affiliates may deploy competing wireless broadband networks or purchase broadband services from other providers. Any such actions could have a material adverse effect on Clearwire’s business, financial condition, results of operations or prospects and the value of our investment in Clearwire.

Moreover, although as part of Network Vision we expect to launch our own LTE network beginning in 2012, we currently rely on Clearwire to operate its WiMAX 4G network. In addition, Clearwire has recently announced its intention to build a 4G LTE network. Clearwire’s success could be affected by, among other things, its deployment of new technology, ability to offer a competitive cost structure and its ability to obtain additional financing in the amounts and on terms that enable it to continue to operate its 4G network. Clearwire’s failure to operate or upgrade its 4G network may negatively affect our ability to generate future revenues, cash flows or overall profitability from 4G services. See “—Failure to complete development, testing and deployment of new technology that supports new services, including LTE, could affect our ability to compete in the industry. The deployment of new technology and new service offerings could result in network degradation or the loss of subscribers. In addition, the technology we currently use, including WiMAX, may place us at a competitive disadvantage.”

If Clearwire fails to obtain additional capital on commercially reasonable terms, or at all, its business prospects, financial condition and results of operations will likely be materially and adversely affected, and it has stated that it will be forced to consider all available alternatives. In addition, Clearwire has indicated that due to its current funding constraints, it may not be able to maintain or make improvements necessary to add capacity to its 4G network. If Clearwire is unable to add significant subscriber capacity, or maintain the quality and operations of its 4G network, we could experience subscriber dissatisfaction or loss, which would have a material adverse effect on our revenues, profitability and cash flow from operations.

We may be unable to sell some or all of our investment in Clearwire quickly or at all.

Clearwire’s publicly traded Class A common stock is volatile. In addition, the daily trading volume of Clearwire’s Class A common stock is lower than the number of shares of Class A common stock we would hold if we exchanged all of our Clearwire Class B common stock and interests. If we should decide to sell some or all of our equity securities of Clearwire, there may not be purchasers available for any or all of our Clearwire stock, or we may be forced to sell at a price that is below the then current trading price or over a significant period of time. We are also subject to certain restrictions with respect to the sale of our equity securities of Clearwire.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Set forth below is our selected historical consolidated financial information as of and for the periods indicated. The selected historical financial information as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 has been derived from our audited consolidated financial statements and related notes incorporated by reference into this prospectus. The selected historical financial information as of December 31, 2009, 2008 and 2007 and for the years ended December 31, 2008 and 2007 has been derived from our audited consolidated financial statements not included or incorporated by reference into this prospectus. The selected historical financial information as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 has been derived from our unaudited interim consolidated financial statements and related notes incorporated by reference into this prospectus.

The selected historical consolidated financial information presented below is not comparable for all periods presented because of transactions consummated in those periods, such as the acquisitions of Virgin Mobile USA, Inc. in 2009 and certain third-party commercial affiliates in 2007 and 2009, as well as the November 2008 contribution of our next generation wireless network to Clearwire. The acquired companies’ results of operations subsequent to their acquisition dates are included in our consolidated financial statements. The primary reason for the increase in net operating revenues for the three-month period ended March 31, 2012 as compared to the same period in 2011 was higher postpaid average revenue per subscriber and prepaid subscriber net additions, partially offset by lower prepaid average revenue per subscriber. The 2011 increase as compared to the prior year was primarily an increase in postpaid average revenue per subscriber and total retail wireless subscribers net additions of 2.4 million. The 2010 increase in net operating revenues as compared to the prior year was primarily related to the total retail wireless subscribers net additions of 783,000 and the additional subscribers obtained in our 2009 acquisitions. We lost approximately 1.0 million retail wireless subscribers in 2009 and 5.1 million in 2008, which caused the majority of the reduction in net operating revenues in those periods.

The selected historical consolidated financial information presented below does not contain all of the information you should consider before deciding whether to participate in the Exchange Offer, and should be read in conjunction with the information under the heading “Risk Factors” included in this prospectus, as well as with the information under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and with our audited and unaudited consolidated financial statements and related notes and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2011 our subsequently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and the other documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
			(in millions, except per share amounts)
Results of Operations
Net operating revenues	$8,734	$8,313	$33,679	$32,563	$32,260	$35,635	$40,146
Goodwill impairment	—	—	—	—	—	963	29,649
Depreciation and amortization	1,666	1,255	4,858	6,248	7,416	8,407	8,933
Operating (loss) income(1)	(255)	259	108	(595)	(1,398)	(2,642)	(28,740)
Net loss(1)(2)	(863)	(439)	(2,890)	(3,465)	(2,436)	(2,796)	(29,444)
Loss per Share and Dividends
Basic and diluted loss per common share(1)(2)	$(0.29)	$(0.15)	$(0.96)	$(1.16)	$(0.84)	$(0.98)	$(10.24)
Dividends per common share(3)	—	—	—	—	—	—	0.10
Cash Flow Data
Net cash provided by operating activities	$978	$919	$3,691	$4,815	$4,891	$6,179	$9,245
Capital expenditures	783	644	3,130	1,935	1,603	3,882	6,322

	As of March 31,	As of December 31,
	2012	2011	2010	2009	2008	2007
	(in millions)
Financial Position
Total assets	$50,617	$49,383	$51,654	$55,424	$58,550	$64,295
Property, plant and equipment, net	13,500	14,009	15,214	18,280	22,373	26,636
Intangible assets, net	22,440	22,428	22,704	23,462	22,886	28,139
Total debt, capital lease and financing obligations (including equity unit notes)	22,268	20,274	20,191	21,061	21,610	22,130
Shareholders’ equity	10,591	11,427	14,546	18,095	19,915	22,445

(1)	During the three-month period ended March 31, 2012, we recognized operating loss of $255 million as compared to operating income of $259 million during the same period in 2011. The decline in operating income of $514 million was a result of an increase in operating expenses of $935 million primarily due to increased wireless cost of services and products reflecting higher cost of devices due to continued growth in smartphone popularity including the fourth quarter 2011 launch of the iPhone, which on average carries a higher subsidy rate per handset as compared to other smartphones. Also contributing to the decline in operating income was an increase in depreciation expense resulting primarily from accelerated depreciation related to the expected decommissioning of the Nextel network. Partially offsetting the increases in wireless cost of services and products and depreciation expense was an increase in operating revenues of $421 million. For the twelve months ended December 31, 2011, operating income improved $703 million primarily due to the increase in net operating revenues of $1.1 billion, as well as decreases in depreciation and amortization associated with a reduction in the replacement rate of assets in 2009 through 2011, and definite lived intangible assets becoming fully amortized, offset by increases in operating expenses of $413 million as a result of increases in wireless cost of services associated with 4G MVNO roaming due to higher data usage and increased wireless cost of products primarily related to higher cost of postpaid and prepaid devices. In 2010, operating loss improved $803 million primarily due to the increase in net operating revenues of $303 million in addition to decreases in operating expenses of $500 million as a result of our cost cutting initiatives in prior periods. In 2009, we recognized net charges of $389 million ($248 million after tax) primarily related to severance and exit costs and asset impairments other than goodwill. In 2008, we recognized net charges of $936 million ($586 million after tax) primarily related to asset impairments other than goodwill, severance and exit costs, and merger and integration costs. In 2007, we recognized net charges of $956 million ($590 million after tax) primarily related to merger and integration costs, asset impairments other than goodwill, and severance and exit costs.
(2)	During the three-month periods ended March 31, 2012 and 2011, and during 2011 and 2010, we did not recognize significant tax benefits associated with federal and state net operating losses generated during the periods due to our history of consecutive annual losses. As a result, we recognized an increase in the valuation allowance on deferred tax assets affecting the income tax provision by approximately $348 million and $196 million for the three-month periods ended March 31, 2012 and 2011, respectively, and $1.2 billion, $1.4 billion, and $281 million for the years ended December 31, 2011, 2010 and 2009, respectively.
(3)	We did not declare any dividends on our common shares during the three-month period ended March 31, 2012 and for the years ended December 31, 2011, 2010, 2009, and 2008. In each quarter of 2007, the dividend was $0.025 per share.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the offer and sale of each series of Original Notes, we entered into a registration rights agreement with the initial purchasers of each series of Original Notes. We are making the Exchange Offer to satisfy our obligations under the registration rights agreements.

Terms of the Exchange Offer

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Exchange Notes for an equal principal amount of Original Notes. The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes that will not apply to the Exchange Notes. Each series of Exchange Notes will be of the same class as the corresponding series of outstanding Original Notes. Each series of Exchange Notes will be entitled to the benefits of the indenture and applicable supplemental indenture under which such series of Exchange Notes, and the corresponding series of Original Notes, was issued. See “Description of the Notes—The 2021 Notes” and “Description of the Notes—The 2017 Notes.”

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes of either series being tendered or accepted for exchange. As of the date of this prospectus, $1,000,000,000 aggregate principal amount of each series of Original Notes was outstanding. Original Notes tendered in the Exchange Offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreements, to file with the SEC a registration statement (of which this prospectus forms a part) with respect to the Exchange Notes. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offer, your Original Notes will continue to be subject to restrictions on transfer.

If any holder of the Original Notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; extensions; termination; amendments

The Exchange Offer expires on the Expiration Date, which is 9:00 a.m., New York City time, on             , 2012 unless we, in our sole discretion, extend the period during which the Exchange Offer is open.

We reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to The Bank of New York Mellon Trust Company, N.A., the exchange agent, and by public announcement communicated by no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the Exchange Offer, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us.

The exchange date will promptly follow the Expiration Date. We expressly reserve the right to:

•

terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the events set forth below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes.

If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offer, which would include any waiver of a material condition hereof, we will extend the offer period, if necessary, so that at least five business days remain in the Exchange Offer following notice of the material amendment or change, as applicable.

Unless we terminate the Exchange Offer prior to 9:00 a.m., New York City time, on the Expiration Date, we will exchange the Exchange Notes for the tendered Original Notes promptly after the Expiration Date, and will issue to the exchange agent Exchange Notes for Original Notes validly tendered, not withdrawn and accepted for exchange. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offer. See “—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed by us to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.

Procedures for tendering Original Notes

To participate in the exchange offer, you must properly tender your Original Notes to the exchange agent as described below. We will only issue the exchange notes in exchange for the Original Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should follow carefully the instructions on how to tender your Original Notes. It is your responsibility to properly tender your Original Notes. No letter of transmittal or other document should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

If you have any questions or need help in exchanging your Original Notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You may tender your Original Notes using ATOP. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after this prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Original Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange the Original Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it. The tender of Original Notes by you pursuant to the procedures set forth in this prospectus will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the Exchange Offer.

In all cases, we will issue the Exchange Notes for the Original Notes that we have accepted for exchange under the Exchange Offer only after the exchange agent receives, prior to the Expiration Date: a book-entry confirmation of such number of the Original Notes into the exchange agent’s account at DTC and a properly transmitted agent’s message.

If we do not accept any tendered Original Notes for exchange or if the Original Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Original Notes will be returned without expense to their tendering holder. Such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where those Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See “Plan of Distribution.”

Terms and conditions contained in the letter of transmittal

The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

The transferring party tendering Original Notes for exchange will be deemed to have exchanged, assigned and transferred the Original Notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the tendered Original Notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The transferor will be required to agree that acceptance of any tendered Original Notes by us and the issuance of Exchange Notes in exchange for tendered Original Notes will constitute performance in full by us of our obligations under the registration rights agreements and that we will have no further obligations or liabilities under the registration rights agreements, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or beneficial holder of the Original Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, thereby certify that:

•

it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the registered holder;

•

the transferor has not entered into, engaged in, does not intend to engage in, and has no arrangement or understanding with any other person to engage in a distribution of the Exchange Notes issued to the transferor;

•

the transferor is not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for the transferor’s own account; and

•	the transferor is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offer.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal rights

Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 9:00 a.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. The exchange agent will return properly withdrawn Original Notes promptly following receipt of notice of withdrawal. Properly withdrawn Original Notes may be retendered by following the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to 9:00 a.m., New York City time, on the Expiration Date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Original Notes for exchange; delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the exchange date. For purposes of the Exchange Offer, we will be deemed to have accepted for exchange validly tendered Original Notes when and if we have given written notice to the exchange agent. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

The exchange agent will act as agent for the tendering holders of each series of Original Notes for the purposes of receiving corresponding series of Exchange Notes from us and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the Exchange Offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to issue Exchange Notes in exchange for any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to PR Newswire or other wire service, or, at our option, modify or otherwise amend the Exchange Offer, if, in our reasonable determination:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC:

•	seeking to restrain or prohibit the making or consummation of the Exchange Offer;

•	assessing or seeking any damages as a result thereof; or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; or

•	the Exchange Offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the Exchange Offer.

In addition, we reserve the right to take any action with respect to the Exchange Offer for one series of Original Notes (including, without limitation, extending, amending, terminating or waiving a condition to the Exchange Offer with respect to such series) without taking the same action with respect to the Exchange Offer for the other series of Original Notes.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the indenture under which the Original Notes were issued under the Trust Indenture Act of 1939.

Exchange agent

The Bank of New York Mellon Trust Company, N.A., has been appointed as the exchange agent for the Exchange Offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus or the accompanying letter of transmittal, should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

101 Barclay Street, Floor – 7 East

New York, New York 10286

Attn: Mr. William Buckley

By Facsimile Transmission:

(212) 298-1915

For Information:

(212) 815-5788

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

Solicitation of tenders; expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the Exchange Offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the Exchange Offer in any jurisdiction.

Appraisal rights

You will not have appraisal or dissenters’ rights in connection with the Exchange Offer.

Transfer taxes

If you tender your Original Notes, you will not be obligated to pay any transfer taxes in connection with the Exchange Offer.

Income tax considerations

We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

The discussion in this prospectus is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder, in each case as in effect on the date of this prospectus, all of which are subject to change.

The exchange of an Original Note for an Exchange Note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the exchange in the corresponding Original Note surrendered. See “Certain United States Federal Income Tax Considerations” for more information.

Consequences of failure to exchange

As a consequence of the offer or sale of the Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Original Notes who do not exchange Original Notes for Exchange Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of the Original Notes. In general, the Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the Exchange Offer, due to the restrictions on transfer of the Original Notes and the absence of similar restrictions applicable to the Exchange Notes, it is highly likely that the market, if any, for Original Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of Original Notes who do not participate in the Exchange Offer could experience significant diminution in the value of their Original Notes compared to the value of the Exchange Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•

earnings consist of (i) loss from continuing operations before income taxes, (ii) equity in losses of unconsolidated investments, (iii) fixed charges, (iv) interest capitalized and (v) amortization of interest capitalized; and

•	fixed charges consist of (i) interest expense, gross, (ii) interest capitalized and (iii) portion of rentals representative of interest.

	For the Three Months Ended March 31,		For the Fiscal Years Ended December 31,
	2012		2011		2010		2009		2008		2007
Ratio of Earnings to Fixed Charges	—	(1)	—	(2)	—	(3)	—	(4)	—	(5)	—	(6)

(1)	Earnings (loss), as adjusted were inadequate to cover fixed charges by $639 million for the three-month period ended March 31, 2012.
(2)	Earnings (loss), as adjusted were inadequate to cover fixed charges by $1.3 billion in 2011.
(3)	Earnings (loss), as adjusted were inadequate to cover fixed charges by $1.9 billion in 2010.
(4)	Earnings (loss), as adjusted were inadequate to cover fixed charges by $2.6 billion in 2009.
(5)	Earnings (loss), as adjusted were inadequate to cover fixed charges by $4.0 billion in 2008.
(6)	Earnings (loss), as adjusted were inadequate to cover fixed charges by $29.8 billion in 2007.

USE OF PROCEEDS

The Exchange Offer is intended to satisfy our obligations under the registration rights agreements relating to each series of Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The terms of each series of Exchange Notes are identical in all material respects to the form and terms of the corresponding Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of the corresponding series of Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

DESCRIPTION OF THE NOTES

In this section, the words “Company,” “we,” “us,” “our” or similar references refer only to Sprint Nextel Corporation and not to any of its subsidiaries, the words “2021 Notes” refer to the Original 2021 Notes and the New 2021 Notes collectively, and the words “2017 Notes” refer to the Original 2017 Notes and the New 2017 Notes collectively. The Exchange Notes of each series will be issued under the same indenture as the Original Notes of the corresponding series, and will be identical in all material respects to the Original Notes of the corresponding series, except that the Exchange Notes have been registered under the Securities Act and are free of any obligation regarding registration, including the payment of special interest upon failure to file or have declared effective an Exchange Offer registration statement or to consummate an Exchange Offer by certain dates.

Except as otherwise indicated, each of the following summaries of the 2021 Notes and the 2017 Notes applies to both the Original Notes and the Exchange Notes of the applicable series and is meant to be only a summary of the material provisions of the applicable indenture. The following summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the indentures under which the Original Notes were issued and under which the Exchange Notes will be issued. Copies of the indentures are available upon request from us. See “Where You Can Find More Information.” We urge you to read the indentures because they, and not this description, define your rights as holders of the Exchange Notes.

The 2021 Notes

The Original 2021 Notes were, and the New 2021 Notes will be, issued under an indenture, dated as of November 20, 2006 (the “Base Indenture”), between Sprint Nextel Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by a supplemental indenture, dated as of November 9, 2011 (the “2021 Notes Supplemental Indenture”), by and between us and the trustee. In this description of the 2021 Notes, the Base Indenture together with the 2021 Notes Supplemental Indenture are collectively referred to as the “indenture.” The terms of the 2021 Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The following summary of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all provisions of the indenture, including the definitions of the terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act. You should read the indenture for provisions that may be important to you. You can obtain copies of the indenture by following the directions described under the caption “Where You Can Find More Information” in this prospectus.

General

The Original 2021 Notes are, and the New 2021 Notes will be:

•	our general unsecured senior obligations;

•

structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any subsidiary guarantee of our credit facilities, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020; and

•	effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such debt.

The Original 2021 Notes rank, and the New 2021 Notes will rank, equally with our other senior unsecured indebtedness. The 2021 Notes will mature on November 15, 2021. The Original 2021 Notes were issued in an aggregate principal amount of $1,000,000,000. We may issue additional notes (the “additional 2021 Notes”) from time to time after this offering without the consent of any holders of the 2021 Notes. The 2021 Notes and any additional 2021 Notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

The Original 2021 Notes were, and any New 2021 Notes and any additional 2021 Notes will be, issued only in fully registered form, without coupons, in minimum denominations of $2,000 and thereafter in any integral multiple of $1,000. Holders of the 2021 Notes will not pay any service charge for any registration of transfer or exchange of the 2021 Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

We will pay interest on the 2021 Notes from November 9, 2011 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 2012 (each such date being an “interest payment date”), at the rate of 11.500% per annum to the persons in whose names the 2021 Notes are registered in the security register on the preceding May 1 or November 1 (each such date being a “regular record date”) until the principal thereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue will bear interest at the rate of 11.500% per annum (to the extent that the payment of such interest will be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest will be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date or the maturity date, as the case may be, until the next business day. A business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.

The covenants contained in the indenture and the 2021 Notes would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. The 2021 Notes are not subject to any sinking fund.

Ranking

The payment of the principal of, premium, if any, and interest on the 2021 Notes will rank equally in right of payment with all our other senior unsecured indebtedness and be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any subsidiary guarantee of our credit facilities, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020. The Original 2021 Notes are, and the New 2021 Notes will be, effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of March 31, 2012, we had approximately $10.0 billion in principal amount of debt outstanding, including amounts drawn under the credit facilities but excluding outstanding letters of credit thereunder in the amount of $1.0 billion. We also have guaranteed $11.5 billion in principal amount of the long-term debt issued by our subsidiaries. Our subsidiaries’ combined outstanding debt, financing and capital lease obligations totaled $12.2 billion in principal amount at March 31, 2012. Also as of March 31, 2012, our subsidiaries that guarantee the credit facilities also guaranteed $4.5 billion in principal amount of our outstanding debt.

Restrictive covenants

Under the indenture, we will not directly or indirectly create, incur or allow to exist any Lien (1) securing our indebtedness for borrowed money on any property or assets of ours or any property or assets of our subsidiaries, now owned or acquired at a later time, or (2) securing any indebtedness for borrowed money on any of our property or assets now owned or acquired at a later time, in either case, unless:

•

we have made or will make effective provision whereby the outstanding 2021 Notes are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

•	the Lien is a Permitted Lien; or

•	the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means our consolidated total assets as reflected in our most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•

goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, priority or other security agreement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Permitted Liens” means:

(1)	Liens existing on the date that the Original 2021 Notes were issued;

(2)	Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

(3)	Liens securing indebtedness owed by any of our subsidiaries to us or any of our subsidiaries;

(4)	Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

•	the entity becomes a subsidiary of ours;

•	the entity is merged into or consolidated with us or a subsidiary of ours; or

•	we or a subsidiary of ours acquires all or substantially all of the assets of the entity, as long as the Liens do not extend to any other property of ours or property of any other subsidiary of ours;

(5)	Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

(6)	Liens on our property or the property of any of our subsidiaries securing

•	contingent obligations on surety and appeal bonds, and

•	other nondelinquent obligations of a similar nature, in each case, incurred in the ordinary course of business;

(7)	Liens on property securing Capital Lease Obligations, provided that

•	the Liens attach to the property within 270 days after the acquisition thereof, and

•	the Liens attach solely to the property acquired in connection with the Capital Lease Obligations;

(8)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(9)	Liens on personal property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of ours or any of our subsidiaries;

(10)	Liens on our property or the property of any of our subsidiaries securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(11)	any renewal, extension or replacement of any Lien permitted pursuant to (1), (2), (4), (5), (7) or (10) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (1), (2), (4), (5), (7) or (10) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

Consolidation, merger and conveyances

We may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, only if:

•

we are the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and assumes our obligations under the 2021 Notes and the indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee, provided that in the case when such successor entity is not a corporation, a co-obligor of the 2021 Notes is a corporation;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of our obligations under the indenture, such entity will be bound by the indenture and have all of our rights and powers thereunder as if it were an original party to the indenture, and, except in the case of a lease, all of our obligations under the indenture will terminate.

Optional redemption

The 2021 Notes will be redeemable, in each case from time to time, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the 2021 Notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2021 Notes to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 50 basis points plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2021 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of that series.

“Comparable Treasury Price” means, with respect to any redemption date: (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the Trustee is provided fewer than four Reference Treasury Dealer Quotations, the average of all quotations provided to the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers to be appointed by us.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Citigroup Global Markets Inc., and their successors, and one other firm that is a primary U.S. Government securities dealer (each a “Primary Treasury Dealer”) which we specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the 2021 Notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the 2021 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the 2021 Notes or any portion thereof called for redemption, unless we default in the payment of the Redemption Price. On or before the redemption date, we will deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of the 2021 Notes to be redeemed on such date.

Repurchase of the 2021 Notes upon a change of control triggering event

If a Change of Control Triggering Event occurs with respect to the 2021 Notes, each holder of 2021 Notes will have the right to require us to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that holder’s 2021 Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of 2021 Notes repurchased, plus accrued and unpaid interest on the 2021 Notes up to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event, if we had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the 2021 Notes in connection with an optional redemption permitted by the indenture, we will mail or cause to be mailed a notice to each registered holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase the 2021 Notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions relating to the covenant described above, we will comply with the applicable securities laws and regulations, and will not be deemed to have breached our obligations under the provisions relating to the covenant described above by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all 2021 Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2021 Notes or portions thereof properly tendered; and

•

deliver or cause to be delivered to the Trustee the 2021 Notes so accepted together with an officers’ certificate stating the aggregate principal amount of 2021 Notes or portions thereof being purchased by us.

We will determine whether the 2021 Notes are properly tendered, and the Trustee will have no responsibility for, and may conclusively rely upon, our determination with respect thereto. Subject to receipt of sufficient funds from us, the paying agent will promptly mail to each registered holder of 2021 Notes properly tendered the Change of Control Payment for such 2021 Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the 2021 Notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Except as described above, the provisions described above will be applicable regardless of whether any other provisions of the indenture are applicable. Holders will not be entitled to require us to purchase their 2021 Notes in the event of a takeover, recapitalization, asset sale or similar transaction which does not constitute a Change of Control Triggering Event. We and our subsidiaries may nonetheless incur significant additional indebtedness in connection with such a transaction.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by us and purchases all 2021 Notes properly tendered and not withdrawn under the Change of Control Offer.

We may make a Change of Control Offer in advance of a Change of Control Triggering Event, and condition that Change of Control Offer upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

There can be no assurance that we will have sufficient funds available at the time of any Change of Control Triggering Event to consummate a Change of Control Offer for all 2021 Notes then outstanding at a purchase price for 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, some of our debt agreements or other similar agreements to which we become a party may contain restrictions on our ability to purchase the 2021 Notes. In the event a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing the 2021 Notes, we could seek the consent of our lenders to purchase the 2021 Notes or could attempt to refinance the borrowings that contain the applicable prohibitions. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing the 2021 Notes. In that case, our failure to purchase properly tendered notes would constitute an event of default under the indenture that could, in turn, constitute a default under such other agreements.

If the 2021 Notes receive an Investment Grade Rating by both of the Rating Agencies, and notwithstanding that the 2021 Notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, we will be released from our obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and our Subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2021 Notes to require us to repurchase such 2021 Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our Subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to our liquidation or dissolution; or

(3)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of our Voting Securities;

provided that a transaction in which we become a Subsidiary of another Person shall not constitute a Change of Control if (a) our stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom we are a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of our Voting Securities.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Corporation” means a corporation, association, joint-stock company or business trust.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the 2021 Notes, or the equivalent rating of any other Ratings Agency we select as provided in the definition of Ratings Agencies below.

“Moody’s” means Moody’s investors Service, Inc. or any successor to the rating agency business thereof.

“Person” means any individual, Corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the 2021 Notes or ceases to make a rating on the 2021 Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the 2021 Notes publicly available selected by us (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the 2021 Notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Subsidiary” means, with respect to any Person, a Corporation, partnership, limited liability company or other business organization, whether or not incorporated, a majority of the Voting Securities of which is owned, directly or indirectly, by such Person.

“Voting Securities” of any Person means the stock or other ownership or equity interests, of whatever class or classes, the holders of which ordinarily have the power to vote for the election of the members of the board of directors, managers, trustees or other voting members of the governing body of such Person (other than stock or other ownership or equity interests having such power only by reason of the happening of a contingency).

Events of default

The indenture defines an Event of Default with respect to the notes of any series issued thereunder as any one of the following events:

(1)	failure to pay principal of or any premium on any note of that series when due;

(2)	failure to pay any interest on any note of that series for 30 days after payment was due;

(3)	failure to perform any other covenant in the indenture, other than a covenant included solely for the benefit of series of notes other than that series, continued for 60 days after written notice as provided in the indenture; and

(4)	certain events of bankruptcy or insolvency, or reorganization.

If an Event of Default with respect to notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes of that series may declare the principal amount (or, if any of the notes of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the notes of that series to be due and payable immediately by written notice as provided in the indenture. Notwithstanding the foregoing, if an Event of Default described in clause (4) with respect to any notes of any series occurs and is continuing, then all of the notes of that series shall become immediately due and payable without any further act by us, any holder or the Trustee. At any time after a declaration of acceleration with respect to notes of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding notes of that series may, in accordance with the indenture, rescind and annul the acceleration and its consequences if:

•	we have paid or deposited with the Trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to notes of that series, as provided in the indenture.

The indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. Subject to the provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding notes of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes of that series.

Under the indenture we must furnish to the Trustee annually a statement regarding the performance of our obligations under the indenture and as to any default in performance.

Modification and waiver

We and the Trustee may modify and amend the indenture or the notes of any series, in most cases with the consent of the holders of a majority in principal amount of the outstanding notes affected by the modification or amendment.

We may not, without the consent of the holder of each outstanding note affected:

•	change the date specified in the note for the payment of the principal of, or any installment of principal of, or any premium or interest on, the note,

•	reduce the principal amount of, or any premium or interest on, any note,

•	reduce the amount of principal of any other note payable upon acceleration of the maturity of that note,

•	change the place or currency of payment of principal of, or any premium or interest on, any note,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note, or

•

reduce the percentage in principal amount of outstanding 2021 Notes, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture permits, with certain exceptions as noted above or as therein provided, the amendment thereof and the modification of our rights and obligations and the rights of the holders of each series of notes to be effected under the indenture at any time by us and the Trustee with the consent of certain holders of our notes. With respect to any such series of notes, the required consent could be obtained from either the holders of a majority in principal amount of the notes of that series, or from the holders of a majority in principal amount of the notes of that series and all other series affected by that amendment, voting as a single class.

We and the Trustee may, without the consent of the holders of the notes issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the notes;

•	to add covenants of the Company, or surrender any of our rights, or add any rights for the benefit of the holders of notes;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of notes;

•	to provide for the issuance of additional notes in accordance with the indenture;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities of one or more series or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to add any additional events of default for the benefit of the holders of the notes;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination:

•

shall neither (i) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such note with respect to such provision, or

•	shall become effective only when there is no such note outstanding;

•	to secure one or more series of the notes;

•

to provide for the appointment of an authenticating agent or agents with respect to one or more series of notes which shall be authorized to act on behalf of the Trustee to authenticate notes of such series issued upon original issue and upon exchange, registration of transfer or partial redemption of notes of such series;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the notes into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any notes then outstanding;

•	to add any guarantee of one or more series of the notes;

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall, in the opinion of our board of directors, as evidenced by a resolution of our board of directors, materially adversely affect the interests of the holders of any notes then outstanding.

The holders of a majority in principal amount of the outstanding notes of any series issued under the indenture may on behalf of the holders of all notes of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding notes of any series may on behalf of the holders of all notes of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any note of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note of that series affected.

With respect to any series of notes issued under the indenture, in addition to obtaining waivers from the holders of a majority in principal amount of outstanding notes of that series as provided under the preceding paragraph, a waiver of compliance with the indenture or of past defaults under the indenture can also be obtained from the holders of a majority in principal amount of notes of that series and all other series affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, all voting as a single class.

Defeasance

The following defeasance provisions will apply to the 2021 Notes.

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of notes with certain limited exceptions described below, which we refer to as full defeasance; or

•

to be released from our respective obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and the related Events of Default, which we refer to as covenant defeasance.

In order to accomplish full defeasance or covenant defeasance, we must deposit with the Trustee, or other qualifying Trustee, in trust, money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the 2021 Notes to be defeased on the applicable due dates or redemption dates for the payments. Such a trust may be established only if, among other things, we deliver to the Trustee an opinion of counsel to the effect that the holders of the 2021 Notes will not recognize gain or loss for federal income tax purposes as a result of full defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if full defeasance or covenant defeasance had not occurred. The opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. Obligations not discharged in a full defeasance include those relating to the rights of holders of outstanding 2021 Notes to receive, solely from the trust fund described above, payments in respect of the principal of, and any premium and interest on the notes when due as set forth in the indenture, and obligations to register the transfer or exchange of the 2021 Notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the 2021 Notes, to hold moneys for payment in trust and to compensate, reimburse and indemnify the Trustee.

Discharge

We may satisfy and discharge our obligations under the indenture with respect to any series of notes by delivering to the Trustee for cancellation all 2021 Notes of that series outstanding under the indenture or by depositing with the Trustee or the paying agent, no earlier than one year before the 2021 Notes of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding 2021 Notes of that series and paying all other sums payable under the indenture by us.

Regarding the trustee

We have had a normal business banking relationship, including the maintenance of accounts and the borrowing of funds, with The Bank of New York Mellon Trust Company, N.A., who is the Trustee under the indenture, and its affiliates. The address of the Trustee is 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Trust Administration. The Trustee may own our notes, and transact other business with us.

No personal liability of directors, officers, employees and stockholders

No recourse for payment of the principal of, or premium or interest, if any, on any of the 2021 Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours contained in the indenture, or in any of the 2021 Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of ours or of any successor person, either directly or through us or any successor person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the indenture and the issuance of the 2021 Notes.

Governing law

New York law governs the indenture and the 2021 Notes.

Form, denomination and registration of 2021 Notes

We issued the Original 2021 Notes in the form of global securities registered in the name of a nominee of DTC. Except as set forth below, the New 2021 Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for 2021 Notes in certificated form. See “—Exchange of global notes for certificated notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the Trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the Trustee will treat the persons in whose names the 2021 Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee, nor any agent of ours or the Trustee’s has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the 2021 Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the 2021 Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the 2021 Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the 2021 Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the 2021 Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the 2021 Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)	DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case we fail to appoint a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

(2)	we determine not to have the 2021 Notes represented by a Global Note and provide written notice thereof to the Trustee; provided that in no event shall a Temporary Regulation S Global Note be exchanged for Certificated Notes prior to the expiration of the distribution compliance period and the receipt of any required Regulation S Certification; or

(3)	there shall have occurred and be continuing a default or Event of Default with respect to the 2021 Notes and DTC requests such exchange.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Selection

In the case of any partial redemption, selection of notes for redemption that are not held by the depositary will be made by the Trustee by such method as the Trustee deems to be fair and appropriate and which may provide for redemption of a portion of the principal amount of any note, provided that the unredeemed portion of the principal amount of any note redeemed in part must be in an authorized denomination. If any 2021 Notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. New notes in principal amount equal to the unredeemed portion of the 2021 Notes will be issued in the name of the holders of the 2021 Notes upon cancellation of the Original Notes.

Clearwire and its subsidiaries are excluded from all restrictive covenants

We do not currently, but may in the future, own a majority of the outstanding voting securities of Clearwire. We have agreed with Clearwire and certain other owners of Clearwire’s voting securities that we will not enter into any arrangements that purport to restrict the ability of Clearwire and its Subsidiaries from incurring indebtedness or taking any other action. Accordingly, for purposes of the 2021 Notes, Clearwire and its Subsidiaries will be excluded from the application of any restrictive covenants in the indenture.

The 2017 Notes

The Original 2017 Notes were, and the New 2017 Notes will be, issued under the Base Indenture, as supplemented by a supplemental indenture, dated as of March 1, 2012 (the “2017 Notes Supplemental Indenture”), by and between us and the Trustee. In this description of the 2017 Notes, the Base Indenture, together with the 2017 Notes Supplemental Indenture, is referred to as the “indenture.” The terms of the 2017 Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following summary of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all provisions of the indenture, including the definitions of the terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act. You should read the indenture for provisions that may be important to you. You can obtain copies of the indenture by following the directions described under the caption “Where You Can Find More Information” in this prospectus.

General

The Original 2017 Notes are, and the New 2017 Notes will be:

•	our general unsecured senior obligations;

•

structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any subsidiary guarantee of our credit facilities, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020; and

•	effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such debt.

The Original 2017 Notes rank, and the New 2017 Notes will rank, equally with our other senior unsecured indebtedness. The 2017 Notes will mature on March 1, 2017. The Original 2017 Notes were issued in an aggregate principal amount of $1,000,000,000. We may issue additional notes (the “additional 2017 Notes”) from time to time after this offering without the consent of any holders of the 2017 Notes. The 2017 Notes and any additional 2017 Notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

The Original 2017 Notes were, and any New 2017 Notes and any additional 2017 Notes will be, issued only in fully registered form, without coupons, in minimum denominations of $2,000 and thereafter in any integral multiple of $1,000. Holders of the 2017 Notes will not pay any service charge for any registration of transfer or exchange of the 2017 Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

We will pay interest on the 2017 Notes from March 1, 2012 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 2012 (each such date being an “interest payment date”), at the rate of 9.125% per annum to the persons in whose names the 2017 Notes are registered in the security register on the preceding

February 15 or August 15 (each such date being a “regular record date”) until the principal thereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue will bear interest at the rate of 9.125% per annum (to the extent that the payment of such interest will be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest will be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date or the maturity date, as the case may be, until the next business day. A business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.

The covenants contained in the indenture and the 2017 Notes would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. The 2017 Notes are not subject to any sinking fund.

Ranking

The payment of the principal of, premium, if any, and interest on the 2017 Notes will rank equally in right of payment with all our other senior unsecured indebtedness and be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including any subsidiary guarantee of our credit facilities, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020. The original 2017 Notes are, and the New 2017 Notes will be, effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of March 31, 2012, we had approximately $10.0 billion in principal amount of debt outstanding, including amounts drawn under the credit facilities but excluding outstanding letters of credit thereunder in the amount of $1.0 billion. We also have guaranteed $11.5 billion in principal of the long-term debt issued by our subsidiaries. Our subsidiaries’ combined outstanding debt, financing and capital lease obligations totaled $12.2 billion in principal at March 31, 2012. Also as of March 31, 2012, our subsidiaries that guarantee the credit facilities also guaranteed $4.5 billion in principal amount of our outstanding debt.

Restrictive covenants

Under the indenture, we will not directly or indirectly create, incur or allow to exist any Lien (1) securing our indebtedness for borrowed money on any property or assets of ours or any property or assets of our subsidiaries, now owned or acquired at a later time, or (2) securing any indebtedness for borrowed money on any of our property or assets now owned or acquired at a later time, in either case, unless:

•

we have made or will make effective provision whereby the outstanding 2017 Notes are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

•	the Lien is a Permitted Lien; or

•	the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means our consolidated total assets as reflected in our most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•

goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, priority or other security agreement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Permitted Liens” means:

(1)	Liens existing on the date that the Original 2017 Notes were issued;

(2)	Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

(3)	Liens securing indebtedness owed by any of our subsidiaries to us or any of our subsidiaries;

(4)	Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

•	the entity becomes a subsidiary of ours;

•	the entity is merged into or consolidated with us or a subsidiary of ours; or

•	we or a subsidiary of ours acquires all or substantially all of the assets of the entity, as long as the Liens do not extend to any other property of ours or property of any other subsidiary of ours;

(5)	Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

(6)	Liens on our property or the property of any of our subsidiaries securing

•	contingent obligations on surety and appeal bonds, and

•	other nondelinquent obligations of a similar nature, in each case, incurred in the ordinary course of business;

(7)	Liens on property securing Capital Lease Obligations, provided that

•	the Liens attach to the property within 270 days after the acquisition thereof, and

•	the Liens attach solely to the property acquired in connection with the Capital Lease Obligations;

(8)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(9)	Liens on personal property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of ours or any of our subsidiaries;

(10)	Liens on our property or the property of any of our subsidiaries securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(11)	any renewal, extension or replacement of any Lien permitted pursuant to (1), (2), (4), (5), (7) or (10) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (1), (2), (4), (5), (7) or (10) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

Consolidation, merger and conveyances

We may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, only if:

•

we are the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and assumes our obligations under the 2017 Notes and the indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee, provided that in the case when such successor entity is not a corporation, a co-obligor of the 2017 Notes is a corporation;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of our obligations under the indenture, such entity will be bound by the indenture and have all of our rights and powers thereunder as if it were an original party to the indenture, and, except in the case of a lease, all of our obligations under the indenture will terminate.

Optional redemption

The 2017 Notes will be redeemable, in each case from time to time, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the 2017 Notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2017 Notes to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 50 basis points plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2017 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of that series.

“Comparable Treasury Price” means, with respect to any redemption date: (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the Trustee is provided fewer than five Reference Treasury Dealer Quotations, the average of all quotations provided to the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers to be appointed by us.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, and their successors, and one other firm that is a primary U.S. Government securities dealer (each a “Primary Treasury Dealer”) which we specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the 2017 Notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the 2017 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the 2017 Notes or any portion thereof called for redemption, unless we default in the payment of the Redemption Price. On or before the redemption date, we will deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of the 2017 Notes to be redeemed on such date.

Repurchase of the 2017 Notes upon a change of control triggering event

If a Change of Control Triggering Event occurs with respect to the 2017 Notes, each holder of 2017 Notes will have the right to require us to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that holder’s 2017 Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of 2017 Notes repurchased, plus accrued and unpaid interest on the 2017 Notes up to but excluding the date of repurchase. Within 30 days following any Change of Control

Triggering Event, if we had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the 2017 Notes in connection with an optional redemption permitted by the indenture, we will mail or cause to be mailed a notice to each registered holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase the 2017 Notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions relating to the covenant described above, we will comply with the applicable securities laws and regulations, and will not be deemed to have breached our obligations under the provisions relating to the covenant described above by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all 2017 Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2017 Notes or portions thereof properly tendered; and

•

deliver or cause to be delivered to the Trustee the 2017 Notes so accepted together with an officers’ certificate stating the aggregate principal amount of 2017 Notes or portions thereof being purchased by us.

We will determine whether the 2017 Notes are properly tendered, and the Trustee will have no responsibility for, and may conclusively rely upon, our determination with respect thereto. Subject to receipt of sufficient funds from us, the paying agent will promptly mail to each registered holder of 2017 Notes properly tendered the Change of Control Payment for such 2017 Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the 2017 Notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Except as described above, the provisions described above will be applicable regardless of whether any other provisions of the indenture are applicable. Holders will not be entitled to require us to purchase their 2017 Notes in the event of a takeover, recapitalization, asset sale or similar transaction which does not constitute a Change of Control Triggering Event. We and our subsidiaries may nonetheless incur significant additional indebtedness in connection with such a transaction.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by us and purchases all 2017 Notes properly tendered and not withdrawn under the Change of Control Offer.

We may make a Change of Control Offer in advance of a Change of Control Triggering Event, and condition that Change of Control Offer upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

There can be no assurance that we will have sufficient funds available at the time of any Change of Control Triggering Event to consummate a Change of Control Offer for all 2017 Notes then outstanding at a purchase price for 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, some of our debt agreements or other similar agreements to which we become a party may contain restrictions on our ability to purchase the 2017 Notes. In the event a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing the 2017 Notes, we could seek the consent of our lenders to purchase the 2017 Notes or could attempt to refinance the borrowings that contain the applicable prohibitions. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing the 2017 Notes. In that case, our failure to purchase properly tendered notes would constitute an event of default under the indenture that could, in turn, constitute a default under such other agreements.

If the 2017 Notes receive an Investment Grade Rating by both of the Rating Agencies, and notwithstanding that the 2017 Notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, we will be released from our obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and our Subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2017 Notes to require us to repurchase such 2017 Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our Subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to our liquidation or dissolution; or

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of our Voting Securities; provided that a transaction in which we become a Subsidiary of another Person shall not constitute a Change of Control if (a) our stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom we are a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of our Voting Securities.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Corporation” means a corporation, association, joint-stock company or business trust.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the 2017 Notes, or the equivalent rating of any other Ratings Agency we select as provided in the definition of Ratings Agencies below.

“Moody’s” means Moody’s investors Service, Inc. or any successor to the rating agency business thereof.

“Person” means any individual, Corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the 2017 Notes or ceases to make a rating on the 2017 Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the 2017 Notes publicly available selected by us (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the 2017 Notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Subsidiary” means, with respect to any Person, a Corporation, partnership, limited liability company or other business organization, whether or not incorporated, a majority of the Voting Securities of which is owned, directly or indirectly, by such Person.

“Voting Securities” of any Person means the stock or other ownership or equity interests, of whatever class or classes, the holders of which ordinarily have the power to vote for the election of the members of the board of directors, managers, trustees or other voting members of the governing body of such Person (other than stock or other ownership or equity interests having such power only by reason of the happening of a contingency).

Events of default

The indenture defines an Event of Default with respect to the notes of any series issued thereunder as any one of the following events:

(1)	failure to pay principal of or any premium on any note of that series when due;

(2)	failure to pay any interest on any note of that series for 30 days after payment was due;

(3)	failure to perform any other covenant in the indenture, other than a covenant included solely for the benefit of series of notes other than that series, continued for 60 days after written notice as provided in the indenture; and

(4)	certain events of bankruptcy or insolvency, or reorganization.

If an Event of Default with respect to notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes of that series may declare the principal amount (or, if any of the notes of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the notes of that series to be due and payable immediately by written notice as provided in the indenture. Notwithstanding the foregoing, if an Event of Default described in clause (4) with respect to any notes of any series occurs and is continuing, then all of the notes of that series shall become immediately due and payable without any further act by us, any holder or the Trustee. At any time after a declaration of acceleration with respect to notes of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding notes of that series may, in accordance with the indenture, rescind and annul the acceleration and its consequences if:

•	we have paid or deposited with the Trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to notes of that series, as provided in the indenture.

The indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. Subject to the provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding notes of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes of that series.

Under the indenture we must furnish to the Trustee annually a statement regarding the performance of our obligations under the indenture and as to any default in performance.

Modification and waiver

We and the Trustee may modify and amend the indenture or the notes of any series, in most cases with the consent of the holders of a majority in principal amount of the outstanding notes affected by the modification or amendment.

We may not, without the consent of the holder of each outstanding note affected:

•	change the date specified in the note for the payment of the principal of, or any installment of principal of, or any premium or interest on, the note,

•	reduce the principal amount of, or any premium or interest on, any note,

•	reduce the amount of principal of any other note payable upon acceleration of the maturity of that note,

•	change the place or currency of payment of principal of, or any premium or interest on, any note,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note, or

•

reduce the percentage in principal amount of outstanding 2017 Notes, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture permits, with certain exceptions as noted above or as therein provided, the amendment thereof and the modification of our rights and obligations and the rights of the holders of each series of notes to be effected under the indenture at any time by us and the Trustee with the consent of certain holders of our notes. With respect to any such series of notes, the required consent could be obtained from either the holders of a majority in principal amount of the notes of that series, or from the holders of a majority in principal amount of the notes of that series and all other series affected by that amendment, voting as a single class.

We and the Trustee may, without the consent of the holders of the notes issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the notes;

•	to add covenants of the Company, or surrender any of our rights, or add any rights for the benefit of the holders of notes;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of notes;

•	to provide for the issuance of additional notes in accordance with the indenture;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities of one or more series or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to add any additional events of default for the benefit of the holders of the notes;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination:

•

shall neither (i) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such note with respect to such provision, or

•	shall become effective only when there is no such note outstanding;

•	to secure one or more series of the notes;

•

to provide for the appointment of an authenticating agent or agents with respect to one or more series of notes which shall be authorized to act on behalf of the Trustee to authenticate notes of such series issued upon original issue and upon exchange, registration of transfer or partial redemption of notes of such series;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the notes into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any notes then outstanding;

•	to add any guarantee of one or more series of the notes;

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall, in the opinion of our board of directors, as evidenced by a resolution of our board of directors, materially adversely affect the interests of the holders of any notes then outstanding.

The holders of a majority in principal amount of the outstanding notes of any series issued under the indenture may on behalf of the holders of all notes of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding notes of any series may on behalf of the holders of all notes of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any note of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note of that series affected.

With respect to any series of notes issued under the indenture, in addition to obtaining waivers from the holders of a majority in principal amount of outstanding notes of that series as provided under the preceding paragraph, a waiver of compliance with the indenture or of past defaults under the indenture can also be obtained from the holders of a majority in principal amount of notes of that series and all other series affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, all voting as a single class.

Defeasance

The following defeasance provisions will apply to the 2017 Notes.

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of notes with certain limited exceptions described below, which we refer to as full defeasance; or

•

to be released from our respective obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and the related Events of Default, which we refer to as covenant defeasance.

In order to accomplish full defeasance or covenant defeasance, we must deposit with the Trustee, or other qualifying Trustee, in trust, money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the 2017 Notes to be defeased on the applicable due dates or redemption dates for the payments. Such a trust may be established only if, among other things, we deliver to the Trustee an opinion of counsel to the effect that the holders of the 2017 Notes will not recognize gain or loss for federal income tax purposes as a result of full defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if full defeasance or covenant defeasance had not occurred. The opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. Obligations not discharged in a full defeasance include those relating to the rights of holders of outstanding 2017 Notes to receive, solely from the trust fund described above, payments in respect of the principal of, and any premium and interest on the notes when due as set forth in the indenture, and obligations to register the transfer or exchange of the 2017 Notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the 2017 Notes, to hold moneys for payment in trust and to compensate, reimburse and indemnify the Trustee.

Discharge

We may satisfy and discharge our obligations under the indenture with respect to any series of notes by delivering to the Trustee for cancellation all 2017 Notes of that series outstanding under the indenture or by depositing with the Trustee or the paying agent, no earlier than one year before the 2017 Notes of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding 2017 Notes of that series and paying all other sums payable under the indenture by us.

Regarding the trustee

We have had a normal business banking relationship, including the maintenance of accounts and the borrowing of funds, with The Bank of New York Mellon Trust Company, N.A., who is the Trustee under the indenture, and its affiliates. The address of the Trustee is 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Trust Administration. The Trustee may own our notes, and transact other business with us.

No personal liability of directors, officers, employees and stockholders

No recourse for payment of the principal of, or premium or interest, if any, on any of the 2017 Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours contained in the indenture, or in any of the 2017 Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of ours or of any successor person, either directly or through us or any successor person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the indenture and the issuance of the 2017 Notes.

Governing law

New York law governs the indenture and the 2017 Notes.

Form, denomination and registration of 2017 Notes

We issued the Original 2017 Notes in the form of global securities registered in the name of a nominee of DTC. Except as set forth below, the New 2017 Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for 2017 Notes in certificated form. See “—Exchange of global notes for certificated notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the Trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the Trustee will treat the persons in whose names the 2017 Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee, nor any agent of ours or the Trustee’s has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the 2017 Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the 2017 Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the 2017 Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the 2017 Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the 2017 Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the 2017 Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)	DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case we fail to appoint a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

(2)	we determine not to have the 2017 Notes represented by a Global Note and provide written notice thereof to the Trustee; provided that in no event shall a Temporary Regulation S Global Note be exchanged for Certificated Notes prior to the expiration of the distribution compliance period and the receipt of any required Regulation S Certification; or

(3)	there shall have occurred and be continuing a default or Event of Default with respect to the 2017 Notes and DTC requests such exchange.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Selection

In the case of any partial redemption, selection of notes for redemption that are not held by the depositary will be made by the Trustee by such method as the Trustee deems to be fair and appropriate and which may provide for redemption of a portion of the principal amount of any note, provided that the unredeemed portion of the principal amount of any note redeemed in part must be in an authorized denomination. If any 2017 Notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. New notes in principal amount equal to the unredeemed portion of the 2017 Notes will be issued in the name of the holders of the 2017 Notes upon cancellation of the Original Notes.

Clearwire and its subsidiaries are excluded from all restrictive covenants

We do not currently, but may in the future, own a majority of the outstanding voting securities of Clearwire. We have agreed with Clearwire and certain other owners of Clearwire’s voting securities that we will not enter into any arrangements that purport to restrict the ability of Clearwire and its Subsidiaries from incurring indebtedness or taking any other action. Accordingly, for purposes of the 2017 Notes, Clearwire and its Subsidiaries will be excluded from the application of any restrictive covenants in the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the exchange offer and the ownership and disposition of the Exchange Notes issued pursuant to the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the exchange offer or the Exchange Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all effective as of the date hereof and subject to change (possibly with retroactive effect) or differing interpretations.

This discussion does not purport to address all tax considerations that may be relevant to you in light of your particular circumstances, or to certain categories of investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, taxpayers that utilize the mark-to-market method of accounting, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or who hold notes through a foreign entity or foreign account, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, persons subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, U.S. expatriates or investors who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. This summary is limited to beneficial owners of Original Notes that have held the Original Notes and will hold the Exchange Notes as capital assets (generally, for investment purposes). If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a Note. This summary does not consider any tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any U.S. federal taxes other than income taxes, including the Medicare tax.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service (the “IRS”). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. You are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other U.S. federal tax laws, the laws of any state, local or foreign taxing jurisdiction or any applicable income tax treaty.

Tax consequences of the Exchange of Original Notes for Exchange Notes

The exchange of an Original Note for an Exchange Note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, U.S. Holders and Non-U.S. Holders will not recognize any gain or loss upon the receipt of an Exchange Note pursuant to the exchange offer. The holding period for an Exchange Note will include the holding period of the Original Note exchanged pursuant to the exchange offer, and the initial tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note as of the time of the exchange. The U.S. federal income tax consequences of holding and disposing of an Exchange Note received pursuant to the exchange offer generally will be the same as the U.S. federal income tax consequences of holding and disposing of an Original Note.

U.S. Holders

This subsection describes the tax consequences to a U.S. Holder of owning and disposing of the Exchange Notes issued pursuant to the exchange offer. You are a “U.S. Holder” if you are a beneficial owner of an Exchange Note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If you are not a U.S. Holder, this subsection does not apply to you, and you should refer to “Non-U.S. Holders” below.

Payments of interest

You will generally be required to report stated interest on your Exchange Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Amortizable bond premium

If you purchased Original Notes after their original issuance date for an amount that is greater than the sum of all remaining payments on the Original Notes other than stated interest, you will be treated as having purchased the Original Notes with “amortizable bond premium” in an amount equal to such excess. A U.S. Holder may elect to amortize this premium using a constant yield method over the term of the notes and generally may offset interest in respect of the Note otherwise required to be included in income by the amortized amount of the premium for the taxable year. If this election applied to a U.S. Holder’s Original Notes, bond premium on the Exchange Notes should continue to be amortized on the same schedule as the Original Notes. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in its Note by the amount of the premium amortized in any taxable year. An election to amortize bond premium is binding once made and applies to all notes held by the U.S. Holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired. You are urged to consult your own tax advisors concerning the computation and amortization of any bond premium on the Exchange Notes.

Market discount

If you purchased Original Notes after their original issuance date for an amount that is less than their stated principal amount, you will be treated as having purchased the Original Notes with “market discount” unless the discount is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any gain realized on the sale, exchange, retirement or other taxable disposition of an Exchange Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. Holder’s acquisition of the Note to the maturity date of the Note, unless the U.S. Holder made an election to accrue market discount on a constant yield basis. Accrued market discount on Original Notes that has not previously been included in income by a U.S. Holder should carry over to the Exchange Notes received in exchange therefor. A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity date or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the Note and (2) the deferral of interest deductions will not apply. If this election to include market discount currently applied to the Original Notes, market discount should continue to be included on the same schedule for the Exchange Notes. Currently included market discount is generally treated as ordinary interest income for U.S. federal income tax purposes. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS. You are urged to consult your own tax advisors before making this election.

Sale, redemption, retirement or other disposition of the Exchange Notes

You will generally recognize gain or loss on the sale, redemption, retirement or other taxable disposition of your Exchange Notes equal to the difference between the amount you realize on the sale, redemption, retirement or other taxable disposition (excluding any amounts attributable to accrued but unpaid interest) and your tax basis in your Exchange Notes. Your adjusted tax basis in an Exchange Note generally will be your cost for the Original Note as of the date of the exchange.

Subject to the market discount rules described above under the heading “—Market Discount,” any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss generally will be long-term if your holding period is more than one year at the time of sale, redemption, retirement or other taxable disposition, and will be short-term if your holding period is one year or less. Certain noncorporate U.S. Holders are eligible for preferential rates of taxation, in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations. Any amount realized on a sale, redemption, retirement or other taxable disposition that is attributable to accrued interest that has not yet been included in income will be taxable as ordinary interest income.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder of owning and disposing of the Exchange Notes issued pursuant to the exchange offer. You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of an Exchange Note and you are for U.S. federal income tax purposes:

•	an individual who is not a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes organized or created under laws outside of the United States; or

•	an estate or trust that is not a U.S. Holder.

A Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of an Exchange Note and who is not otherwise a resident of the United States for U.S. federal income tax purposes may be subject to special tax provisions and is urged to consult his or her own independent tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of an Exchange Note.

Payments of interest

Subject to the discussion of backup withholding below, payments of interest on the Exchange Notes to you generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•

you do not conduct a trade or business within the United States to which the interest income is effectively connected (or in the case of an applicable tax treaty, attributable to your permanent establishment in the United States);

•

you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	you are not a “controlled foreign corporation” that is related to us through stock ownership; and

•	you are not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code.

The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent certifying under penalty of perjury that you are not a U.S. person. If you hold the Exchange Notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the Exchange Notes will be subject to the 30% U.S. federal withholding tax, unless you provide us either with (1) a properly executed IRS Form W-8BEN (or successor form) establishing an exemption from (or a reduction of) withholding under the benefit of an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the note is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States).

Sale, redemption, retirement or other disposition of the Exchange Notes

Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of an Exchange Note unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point, see “—Income or gain effectively connected with a U.S. trade or business” below. If you are described in the second bullet point, any gain realized from the sale, redemption, exchange, retirement or other taxable disposition of the Exchange Notes will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain losses.

To the extent that the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of the Exchange Notes is attributable to accrued but unpaid interest on the Exchange Notes, this amount generally will be treated in the same manner as described in “—Payments of interest” above.

Income or gain effectively connected with a U.S. trade or business

If any interest on the Exchange Notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the Exchange Notes is effectively connected with a U.S. trade or business conducted by you (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your U.S. trade or business (and, in the case of an applicable tax treaty, attributable to your permanent establishment in the United States) may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Information reporting and backup withholding

Payments to you of interest on an Exchange Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a Non-U.S. Holder resides.

Information reporting to the IRS generally will apply to payments of principal and interest, and the proceeds of sale of Exchange Notes to a U.S. Holder unless such U.S. Holder is an exempt recipient. Backup withholding tax (currently at a rate of 28%, but which rate is currently scheduled to increase to 31% in 2013) will apply to such payments if such U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or fails to report in full interest income.

Backup withholding tax generally will not apply to payments of interest and principal on an Exchange Note to a Non-U.S. Holder if such Non-U.S. Holder duly provides certification of foreign status such as an IRS Form W-8BEN described in “—Payments of interest” or otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person.

Payment of the proceeds of a sale of an Exchange Note held by a Non-U.S. Holder effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless such Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of an Exchange Note held by a Non-U.S. Holder effected outside the United States by a foreign office of a broker. Unless such a broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met or you otherwise establish an exemption, however, information reporting will apply to a payment of the proceeds of the sale of an Exchange Note held by a Non-U.S. Holder effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS on a timely basis.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) may exchange such Original Notes pursuant to the Exchange Offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales for up to 180 days from the effective date of the registration statement of which this prospectus forms a part.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offer and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offer, including the expenses of one counsel for the holders of each series of the Original Notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements of Sprint Nextel Corporation and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the adoption of accounting guidance regarding accounting for business combinations and equity method investments in 2009, and presentation of the consolidated statement of comprehensive loss in 2011.

The consolidated financial statements of Clearwire Corporation and subsidiaries as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, incorporated in this Prospectus by reference from Sprint Nextel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the Exchange Notes offered by us will be passed on by Jones Day, New York, New York. Certain matters relating to the laws of the State of Kansas will be passed on for us by Polsinelli Shughart PC, Kansas City, Missouri.

SPRINT NEXTEL CORPORATION

Offer to exchange up to $1,000,000,000 Aggregate Principal Amount of Newly Issued 11.500% Notes due 2021	Offer to exchange up to $1,000,000,000 Aggregate Principal Amount of Newly Issued 9.125% Notes due 2017

For	For

a Like Principal Amount of Outstanding Restricted 11.500% Notes due 2021 Issued on November 9, 2011	a Like Principal Amount of Outstanding Restricted 9.125% Notes due 2017 Issued on March 1, 2012

PROSPECTUS

                    , 2012

PART II

Item 20.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Sprint Nextel Corporation (“Sprint”).

Under Section 17-6305 of the Kansas General Corporation Code (the “KGCC”) a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless the court in which such action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Consistent with Section 17-6305 of the KGCC, Sections 6.1 and 6.2 of the Amended and Restated Bylaws of Sprint provide that Sprint will indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

In accordance with Section 17-6002(b)(8) of the KGCC, Sprint’s Amended and Restated Articles of Incorporation provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to Sprint or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 17-6424 of the KGCC (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

Under Section 6.6 of the Amended and Restated Bylaws of Sprint, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of Sprint, or who is or was serving at the request of Sprint as a director, officer or employee of any other enterprise, against any liability arising out of his status as such, whether or not Sprint would have the power to indemnify such persons against liability. Sprint carries standard directors’ and officers’ liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under its Amended and Restated Bylaws.

Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Sprint.

Item 21.	Exhibits And Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

			Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

(3) Articles of Incorporation and Bylaws

3.1	Amended and Restated Articles of Incorporation	8-K	001-04721	3.2	5/18/2012

3.2	Amended and Restated Bylaws	8-K	001-04721	3.2	11/4/2010

(4) Instruments Defining the Rights of Sprint Nextel Security Holders

4.1	The rights of Sprint Nextel Corporation’s equity security holders are defined in the Fifth, Sixth and Eighth Articles of Sprint’s Articles of Incorporation. See Exhibit 3.1.	8-K	001-04721	3.2	5/18/2012

4.2	Provision regarding Kansas Control Share Acquisition Act is in Article 2, Section 2.5 of the Bylaws. Provisions regarding Stockholders’ Meetings are set forth in Article 3 of the Bylaws. See Exhibit 3.2.	8-K	001-04721	3	2/28/2007

4.3.1	Indenture, dated as of October 1, 1998, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee	10-Q	001-04721	4(b)	11/2/1998

4.3.2	First Supplemental Indenture, dated as of January 15, 1999, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee	8-K	001-04721	4(b)	2/3/1999

4.3.3	Second Supplemental Indenture, dated as of October 15, 2001, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee	8-K	001-04721	99	10/29/2001

4.4.1	Indenture, dated November 20, 2006, between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.1	11/9/2011

4.4.2	First Supplemental Indenture, dated November 9, 2011, between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.2	11/9/2011

4.4.3	Second Supplemental Indenture, dated November 9, 2011, among Sprint Nextel Corporation, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.3	11/9/2011

4.4.4	Third Supplemental Indenture, dated March 1, 2012, between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.1	3/1/2012

			Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

4.4.5	Fourth Supplemental Indenture, dated March 1, 2012, among Sprint Nextel Corporation, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.2	3/1/2012

4.4.6	Registration Rights Agreement, dated November 9, 2011, among Sprint Nextel Corporation and J.P. Morgan Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and the Williams Capital Group, L.P.	8-K	001-04721	4.4	11/9/2011

4.4.7	Registration Rights Agreement, dated March 1, 2012, among Sprint Nextel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and the Williams Capital Group, L.P.	8-K	001-04721	4.3	3/1/2012

(5) Opinion Regarding Legality

5.1	Opinion of Jones Day	S-4	333-180513	5.1	4/2/2012

5.2	Opinion of Polsinelli Shughart PC	S-4	333-180513	5.2	4/2/2012

(12) Statements Regarding Computation of Ratios

12	Computation of Ratio of Earnings to Combined Fixed Charges	10-Q	001-04721	12	5/3/2012

(23) Consents of Experts and Counsel

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					*

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					*

23.3	Consent of Jones Day (included in Exhibit 5.1)	S-4	333-180513	(included in Exhibit 5.1)	4/2/2012

23.4	Consent of Polsinelli Shughart PC (included in Exhibit 5.2)	S-4	333-180513	(included in Exhibit 5.2)	4/2/2012

(24) Power of Attorney

24.1	Power of Attorney	S-4	333-180513	24.1	4/2/2012

(25) Statement of Eligibility of Trustee

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1	S-4	333-180513	25.1	4/2/2012

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

(99) Additional Exhibits

99.1	Form Letter of Transmittal					*

*	Filed or furnished, as required.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the exchange offer required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the exchange offer prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the exchange offer containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the exchange offer made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 2, 2012.

SPRINT NEXTEL CORPORATION

By:	/s/ Charles R. Wunsch
Name:	Charles R. Wunsch
Title:	Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel R. Hesse	President, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2012

* Joseph J. Euteneuer	Chief Financial Officer (Principal Financial Officer)	July 2, 2012

* Ryan H. Siurek	Vice President and Controller (Principal Accounting Officer)	July 2, 2012

* James H. Hance, Jr.	Chairman and Director	July 2, 2012

* Robert R. Bennett	Director	July 2, 2012

* Gordon M. Bethune	Director	July 2, 2012

* Larry C. Glasscock	Director	July 2, 2012

* V. Janet Hill	Director	July 2, 2012

* Frank Ianna	Director	July 2, 2012

* Sven-Christer Nilsson	Director	July 2, 2012

William R. Nuti	Director

Signature	Title	Date

* Rodney O’Neal	Director	July 2, 2012

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-4 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Charles R. Wunsch
Attorney-in-Fact

EXHIBIT INDEX

(3) Articles of Incorporation and Bylaws

3.1	Amended and Restated Articles of Incorporation	8-K	001-04721	3.2	5/18/2012

3.2	Amended and Restated Bylaws	8-K	001-04721	3.2	11/4/2010

(4) Instruments Defining the Rights of Sprint Nextel Security Holders

4.1	The rights of Sprint Nextel Corporation’s equity security holders are defined in the Fifth, Sixth and Eighth Articles of Sprint’s Articles of Incorporation. See Exhibit 3.1.	8-K	001-04721	3.2	5/18/2012

4.2	Provision regarding Kansas Control Share Acquisition Act is in Article 2, Section 2.5 of the Bylaws. Provisions regarding Stockholders’ Meetings are set forth in Article 3 of the Bylaws. See Exhibit 3.2.	8-K	001-04721	3	2/28/2007

4.3.1	Indenture, dated as of October 1, 1998, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee	10-Q	001-04721	4(b)	11/2/1998

4.3.2	First Supplemental Indenture, dated as of January 15, 1999, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee	8-K	001-04721	4(b)	2/3/1999

4.3.3	Second Supplemental Indenture, dated as of October 15, 2001, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee	8-K	001-04721	99	10/29/2001

4.4.1	Indenture, dated November 20, 2006, between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.1	11/9/2011

4.4.2	First Supplemental Indenture, dated November 9, 2011, between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.2	11/9/2011

4.4.3	Second Supplemental Indenture, dated November 9, 2011, among Sprint Nextel Corporation, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.3	11/9/2011

4.4.4	Third Supplemental Indenture, dated March 1, 2012, between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.1	3/1/2012

4.4.5	Fourth Supplemental Indenture, dated March 1, 2012, among Sprint Nextel Corporation, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A.	8-K	001-04721	4.2	3/1/2012

4.4.6	Registration Rights Agreement, dated November 9, 2011, among Sprint Nextel Corporation and J.P. Morgan Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and the Williams Capital Group, L.P.	8-K	001-04721	4.4	11/9/2011

4.4.7	Registration Rights Agreement, dated March 1, 2012, among Sprint Nextel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC and the Williams Capital Group, L.P.	8-K	001-04721	4.3	3/1/2012

(5) Opinion Regarding Legality

5.1	Opinion of Jones Day	S-4	333-180513	5.1	4/2/2012

5.2	Opinion of Polsinelli Shughart PC	S-4	333-180513	5.2	4/2/2012

(12) Statements Regarding Computation of Ratios

12	Computation of Ratio of Earnings to Combined Fixed Charges	10-Q	001-04721	12	5/3/2012

(23) Consents of Experts and Counsel

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					*

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					*

23.3	Consent of Jones Day (included in Exhibit 5.1)	S-4	333-180513	(included in Exhibit 5.1)	4/2/2012

23.4	Consent of Polsinelli Shughart PC (included in Exhibit 5.2)	S-4	333-180513	(included in Exhibit 5.2)	4/2/2012

(24) Power of Attorney

24.1	Power of Attorney	S-4	333-180513	24.1	4/2/2012

(25) Statement of Eligibility of Trustee

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1	S-4	333-180513	25.1	4/2/2012

(99) Additional Exhibits

99.1	Form Letter of Transmittal					*

*	Filed or furnished, as required.

Sprint will furnish to the SEC, upon request, copies of instruments defining the rights of holders of long-term debt not exceeding 10% of the total assets of Sprint.